                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        Alkermes Clinical Partners, L.P.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                        ALKERMES CLINICAL PARTNERS, L.P.

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

                          TO BE HELD NOVEMBER 18, 2003

To the Limited Partners:

         A special meeting of Limited Partners of Alkermes Clinical Partners, L.P. will be held at the offices of Alkermes, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 am, local time, on November 18, 2003 for the following purpose:

                  1. To consider and vote upon a proposal to terminate Alkermes Clinical Partners pursuant to Section 9.1 of the Alkermes Clinical Partners, L.P. Agreement of Limited Partnership, dated February 7, 1992, as amended, among Alkermes Development Corporation, II, a Delaware corporation, the Initial Limited Partner and Additional Limited Partners.

                  2. To transact such other business as may properly come before the meeting.

         Only holders of record of Alkermes Clinical Partners, L.P. limited partnership interests at the close of business on October 2, 2003 are entitled to vote at the special meeting or any adjournments or postponements thereof. Approval of the termination proposal at the special meeting requires the favorable vote of the holders of at least two-thirds in interest of the Limited Partners in person or by proxy at the special meeting. BECAUSE EACH LIMITED PARTNER TYPICALLY HOLDS ONLY ONE-HALF TO ONE UNIT, IT IS EXTREMELY IMPORTANT THAT EACH LIMITED PARTNER VOTE ON THE PROPOSAL.

         Please mark, sign, date and return your proxy promptly in the enclosed self-addressed envelope requiring no postage, whether or not you plan to attend the special meeting. If you do plan to attend the special meeting, please call Cindy Sragg at (617) 250-1600. For information required to obtain entry to the special meeting.

         If you have any questions about the enclosed material, please call our agent Robin Stanley at 617-583-6620.

                                       ALKERMES DEVELOPMENT CORPORATION, II
                                       General Partner

                                       /s/ Richard F. Pops
                                       Richard F. Pops
                                       Chief Executive Officer

October 7, 2003

           THE GENERAL PARTNER HAS DETERMINED THE PROPOSED TERMINATION
    TO BE IN THE BEST INTERESTS OF THE PARTNERSHIP AND ITS LIMITED PARTNERS, HAS APPROVED AND DECLARED ADVISABLE THE TERMINATION AND RECOMMENDS THAT THE
             LIMITED PARTNERS VOTE FOR APPROVAL OF THE TERMINATION.

                        ALKERMES CLINICAL PARTNERS, L.P.

                                 PROXY STATEMENT
                   FOR THE SPECIAL MEETING OF LIMITED PARTNERS
                         TO BE HELD ON NOVEMBER 18, 2003

         This proxy statement and the enclosed proxy are being mailed to the limited partners (the "Limited Partners") of Alkermes Clinical Partners, L.P., a Delaware limited partnership (the "Partnership"), on or about October __, 2003 by its general partner Alkermes Development Corporation, II (the "General Partner"), a Delaware corporation and a wholly-owned subsidiary of Alkermes, Inc. ("Alkermes"), on behalf of the Partnership to solicit proxies for use at a special meeting to be held on November 18, 2003 at 10:00 am, local time, at the offices of Alkermes, 88 Sidney Street, Cambridge, Massachusetts.

         The purpose of the special meeting is to consider and vote upon the proposal to terminate the Partnership following: (i) the clinical trial results and difficulties encountered in developing Cereport(R), the Partnership's only product candidate; (ii) the exhaustion of all cash assets of the Partnership in September 1997; (iii) Alkermes' recent decision to stop funding the development of Cereport, (iv) the unsuccessful efforts in 1997 and 2003 to identify a collaborator, buyer or licensor for the receptor-mediated permeabilizer ("RMP") technology licensed to and owned by the Partnership for exploitation in the U.S. and Canada, including Cereport (the "Technology"), and (v) the resulting determination that continued development of Cereport is believed to be infeasible and uneconomic and the assets of the Partnership have no commercial value. The General Partner has determined the proposed termination to be in the best interests of the Partnership and the Limited Partners, has approved and declared advisable the termination and recommends that the Limited Partners vote FOR approval of the termination. See "The Proposed Termination - Recommendation of the General Partner; Reasons for the Proposed Termination."

         If the termination is approved, the Partnership will be terminated, liquidated and dissolved. The Partnership has no cash and the non-cash assets of the Partnership, consisting of rights under certain patents, know-how, data and information relating to Cereport and the Technology, have been determined by the General Partner, which determination was approved by its board of directors, to have no commercial value and such rights will be abandoned prior to termination. Therefore, there will be no liquidating distribution to the Limited Partners.

         Upon dissolution approved by Limited Partners, final Schedule K-1s will be issued to the Limited Partners. Without certain approvals from the Limited Partners, it is not anticipated that final Schedule K-1s can be issued. If approved and upon dissolution, each Limited Partner will receive a final Schedule K-1 which is expected to report each Limited Partner's allocated share of the ordinary loss of approximately $43,000 for a full unit and $21,500 for a half unit. Limited Partners are encouraged to consult their own tax advisors to determine the tax consequences, if any, upon issuance of final Schedule K-1s to the Limited Partners. For a detailed description of the proposed termination, including the subsequent liquidation and dissolution, see "Termination, Liquidation and Dissolution of the Partnership."

         Alkermes intends to pay the costs incurred by and on behalf of the Partnership through the effective time of the termination in connection with the proxy solicitation and the winding up of the Partnership, including preparation of the final tax return and Schedule K-1s. The General Partner, UBS Financial Services Inc. and its affiliates ("UBS") and Alkermes will not receive any fees or reimbursement from the Partnership in connection with the termination, liquidation and dissolution of the Partnership. Alkermes and UBS are not making any recommendation or expressing any opinion as to how the Limited Partners should vote their limited partnership interest regarding the termination of the Partnership.

         Under the limited partnership agreement dated as of February 7, 1992 among the General Partner, the purchasers of Class A units and the purchaser of the Class B unit, approval of the termination requires the affirmative vote of the holders of at least 66-2/3% of the outstanding limited partnership interests (based on adjusted capital contributions). Accordingly, the termination will not be approved unless the holders of 66-2/3% of the outstanding limited partnership interests vote in its favor. Thus, failure to submit a proxy or to vote in person at the special meeting or abstention by you will have the same effect as a vote against the termination. Alkermes and PaineWebber Development Corporation (the "PWDC"), the general partner of PaineWebber R&D Partners III, L.P. (the "R&D III Fund"), who control approximately 8.0% and 14.5% of the limited partnership interests, respectively, have indicated that they each intend to vote such interests for termination of the Partnership, although none of Alkermes, PWDC nor the R&D III Fund is making any recommendation or expressing any opinion as to how the other Limited Partners should vote their limited partnership interests regarding the termination of the Partnership and no Limited Partner should rely on the indication as to how Alkermes, PWDC or the R&D III Fund will vote in making its decision regarding the proposal.

         IT IS EXTREMELY IMPORTANT THAT EACH LIMITED PARTNER VOTE ON THE
PROPOSAL.

         In reviewing this proxy statement, you should carefully consider the matters described under "Risk Factors" on page 4.

         No person has been authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not under any circumstances create any implication that there has been no change in the affairs of the Partnership since the date as of which information is furnished or the date hereof.

         The date of this proxy statement is October 7, 2003.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
SUMMARY AND SPECIAL FACTORS......................................................................................     1
         The Parties.............................................................................................     1
         The Proposed Termination................................................................................     1
         Termination, Liquidation and Dissolution of the Partnership.............................................     1
         Recommendation of the General Partner; Reasons for the Proposed Termination.............................     2
         Vote Required to Approve the Termination................................................................     2
         Certain Federal Income Tax Considerations...............................................................     2
RISK FACTORS.....................................................................................................     4
         The possibility that there may be a buyer for the Technology............................................     4
         Loss of opportunity to benefit from future events.......................................................     4
         Conflict of Interest....................................................................................     4
GENERAL INFORMATION ABOUT THE MEETING AND THE VOTE...............................................................     6
         Purpose of Special Meeting..............................................................................     6
         Record Date; Voting; Quorum.............................................................................     6
         Solicitation of Proxies.................................................................................     7
         No Appraisal Rights.....................................................................................     7
         Submission of Matters to a Vote of Security Holders.....................................................     7
THE PROPOSED TERMINATION.........................................................................................     8
         The Partnership.........................................................................................     8
         Recommendation of the General Partner; Reasons for the Proposed Termination.............................    10
         Certain Federal Income Tax Consequences.................................................................    11
         Description of the Technology...........................................................................    12
         History of Clinical Development.........................................................................    12
         Collaboration with ALZA Corporation.....................................................................    15
         Efforts to Seek a Collaborator and to Sell the Technology...............................................    15
         Termination of Research and Marketing Programs..........................................................    16
         Information About the Business of the Partnership.......................................................    17
TERMINATION, LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP......................................................    22
         General  ...............................................................................................    22
PARTNERSHIP MANAGEMENT AND MARKET FOR AND OWNERSHIP OF THE LIMITED PARTNERSHIP INTERESTS AND RELATED MATTERS.....    23
SELECTED HISTORICAL FINANCIAL INFORMATION........................................................................    26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................    27
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................    31
OTHER BUSINESS...................................................................................................    32

ANNEX A - FINANCIAL STATEMENTS OF THE PARTNERSHIP...............................................................    F-1

                           SUMMARY AND SPECIAL FACTORS

         The following is a summary of some of the information contained elsewhere in this proxy statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained in this proxy statement. You are urged to read this proxy statement in its entirety and to consider it with care.

         This proxy statement contains forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the factors in this proxy statement generally. The Partnership further cautions you that the discussion of these factors may not be exhaustive. The Partnership undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

THE PARTIES

         Alkermes Clinical Partners, L.P. (the "Partnership"), 88 Sidney Street, Cambridge, MA 02139. Telephone: (617) 494-0171.

         Alkermes Development Corporation, II (the "General Partner"), 88 Sidney Street, Cambridge, MA 02139. Telephone: (617) 494-0171.

THE PARTNERSHIP

         The Partnership was formed in 1992 under the laws of the State of Delaware for the principal objective of developing and deriving income from the sale or license of a family of molecules designated as Receptor-Mediated Permeabilizers(TM) ("RMPs(TM)") for human therapeutic use in the U.S. and Canada. Also in 1992, the Partnership completed a private placement of limited partnership interests that resulted in net proceeds of approximately $42 million. At the same time, the Partnership entered into a product development agreement with Alkermes, Inc., pursuant to which Alkermes agreed to, among other things, develop RMP products and the Partnership agreed to fund such development. After the substantial depletion of the Partnership's funds in 1996, Alkermes used its own funds to continue the development of Cereport, the Partnership's only RMP product candidate. After Alkermes' recent decision to discontinue funding of the continued development of Cereport, and after unsuccessful efforts to find a third party interested in developing, buying or licensing the RMP technology, the General Partner resolved to seek the termination of the Partnership.

THE PROPOSED TERMINATION

         Pursuant to the terms of the limited partnership agreement, the Partnership proposes to terminate, liquidate and dissolve the Partnership.

TERMINATION, LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP

         If the termination is approved and consummated, the Partnership will be terminated pursuant to the terms of the limited partnership agreement, and will be liquidated and dissolved. The Partnership has no remaining cash. Its non-cash assets, consisting of rights under certain patents, know-how, data and information relating to Cereport and the Technology for exploitation in the U.S. and Canada, have been determined by the board of directors of the General Partner to have no commercial value and such rights will be abandoned prior to termination. See "Termination, Liquidation and Dissolution of the Partnership." The General Partner, UBS and Alkermes will not receive any fees or reimbursement from the Partnership in connection with the termination.

RECOMMENDATION OF THE GENERAL PARTNER; REASONS FOR THE PROPOSED TERMINATION

         The General Partner recommends that the Limited Partners vote FOR approval of the termination. After considering the Partnership's financial condition and prospects, Alkermes' decision to stop funding the development of Cereport, the unsuccessful efforts (as described below) to identify a company interested in developing, buying or licensing Cereport or the Technology, the potential tax benefit that may be available to individual Limited Partners associated with the issuance of final Schedule K-1s, and the other factors discussed below, the board of directors of the General Partner has unanimously:

                  - determined the proposed termination and resulting liquidation to be in the best interests of the Partnership and its Limited Partners;

                  - approved and declared advisable the termination, subject to approval by the Limited Partners, followed by the liquidation; and

                  - recommends that the Limited Partners vote FOR approval of the termination.

VOTE REQUIRED TO APPROVE THE TERMINATION

         Under the limited partnership agreement, approval of the termination requires the affirmative vote of the holders of at least 66-2/3% of the outstanding limited partnership interests (based on adjusted capital contributions). Accordingly, the termination will not be approved unless the holders of 66-2/3% of the outstanding limited partnership interests vote in its favor. Thus, the failure to submit a proxy card (or to vote in person at the special meeting) or the abstention from voting by a Limited Partner will have the same effect as a vote against the termination.

         PWDC has informed the board of directors of the General Partner that it intends to vote the limited partnership interest held by it as well as the limited partnership interests held by the R&D III Fund for approval of the termination of the Partnership, although none of Alkermes, PWDC nor the R&D III Fund is making any recommendation or expressing any opinion as to how the other Limited Partners should vote their limited partnership interests regarding the termination of the Partnership and no Limited Partner should rely on the indication as to how Alkermes, PWDC or the R&D III Fund will vote in making its decision regarding the proposal. In addition, Alkermes has informed the board of directors of the General Partner that it intends to vote its limited partnership interests for approval of the termination of the Partnership. Because the Limited Partners other than the R&D III Fund, PWDC and Alkermes typically each hold only one-half to one unit, it is extremely important that each Limited Partner vote on the proposal.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         This summary outlines certain federal income tax principles applicable to Limited Partners in connection with the liquidation. This summary deals only with the treatment of a Limited Partner who acquired his interest pursuant to the private offering in April 1992. There are numerous other federal income tax principles not discussed herein that may be important to a Limited Partner in connection with the partner's investment in the Partnership. Each Limited Partner is urged to consult his/her own tax advisor concerning his investment in the Partnership and the possible federal and state tax consequences of the liquidation.

         If there is an affirmative vote to terminate, the Partnership intends to take the position that it has incurred an ordinary loss from trade or business activities in connection with the abandonment of the

Technology, including the related patents, know-how, data and information (the "Intellectual Property"), a distributive share of which will be allocated to the General Partner and each Limited Partner. The allocated share to the Limited Partners of this ordinary loss is expected to approximate $43,000 for a full unit and $21,500 for a half unit. In order to abandon successfully the Intellectual Property for U.S. federal income tax purposes and claim a deduction for such loss associated with the abandonment of the Intellectual Property, the Partnership must adhere to several objective and subjective requirements associated with the abandonment of property. Although the Partnership has endeavored to ensure that these requirements have been satisfied, the IRS may seek to disallow the deduction on the grounds that these requirements have not been satisfied.

         In addition, there is a risk that the IRS could argue that the Intellectual Property was worthless on a date prior to the Partnership's abandonment of such property. Although the chain of events leading up to the Partnership's abandonment of the Intellectual Property support a deduction at the time of the Partnership's abandonment, to the extent that the worthlessness of the Intellectual Property is determined to be attributable to a year for which the statute of limitations for which the Partnership could file a claim for the deduction has expired, the deduction will be disallowed.

         In general, the Partnership's abandonment of the Intellectual Property and subsequent liquidation may affect the amount of each partner's loss subject to the "at-risk" and "passive activity" limitations set forth in sections 465 and 469, respectively of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to each of these limitations, each partner should consult his/her own income tax advisor concerning his/her investment in the Partnership and the potential U.S. federal income tax consequences associated with the liquidation of the Partnership.

         The Partnership has not made and nor does the Partnership intend to make an election under section 754 of the Code. Therefore, each Limited Partner is urged to consult his/her own tax advisor concerning the amount and character of any loss resulting from the abandonment of the Intellectual Property or liquidation of the Partnership.

         Treas. Reg. Section 1.6011-4 generally requires that each taxpayer that "participates" in a "reportable transaction" must attach a disclosure statement regarding the transaction to its U.S. federal income tax return. One type of reportable transaction described within Treas. Reg. Section 1.6011-4 is a transaction that gives rise to a loss under section 165 of the Code. As a result of the Partnership's abandonment of the Intellectual Property, the rules set forth in Treas. Reg. Section 1.6011-4 may require that the Partnership and/or some or all of the Limited Partners of the Partnership to disclose the abandonment transaction. The disclosure requirements of Treas. Reg. Section 1.6011-4 may differ for each partner. Therefore, each partner is urged to consult with his/her own income tax advisor concerning these disclosure requirements.

         The Partnership is subject to the consolidated audit procedures set forth in sections 6221 through 6233 of the Code. Consequently, a Limited Partner is required to disclose any position taken on his/her individual U.S. federal income tax return with respect to a partnership item that is inconsistent with the treatment of such item by the Partnership. Therefore, each partner is urged to consult with his/her own income tax advisor concerning these disclosure requirements.

                                  RISK FACTORS

         You should consider the following matters in considering whether to vote in favor of the termination of the Partnership. These matters should be considered in conjunction with the other information included in this proxy statement.

THE POSSIBILITY THAT THERE MAY BE A BUYER FOR THE TECHNOLOGY

         Although the General Partner considers the efforts in 1997 and 2003 to market the Partnership's assets to have been thorough, and while the General Partner believes it to be unlikely, it is possible that additional marketing efforts may have resulted in a purchaser or licensor for the Partnership's assets being identified. The marketing activities undertaken by Alkermes and the General Partner are described below under "The Proposed Termination - Efforts to Seek a Collaborator and to Sell the Technology."

LOSS OF OPPORTUNITY TO BENEFIT FROM FUTURE EVENTS

         It is possible that the outlook for the development and commercialization of product candidates based on the Technology, such as Cereport, will improve. Although Alkermes has informed the General Partner that it has abandoned all patents related to Cereport and the Technology outside the U.S. and Canada and that it is not developing or planning to develop any RMP product or products competitive to RMP products, it is possible although extremely unlikely that Alkermes may do so in the future. Under the Product Development Agreement, Alkermes is obligated to pay to the Partnership a royalty on sales of RMP products in the U.S., Canada and, in some circumstances, Europe and a royalty on sales of certain competitive products in the U.S. and Canada for five years after termination of the interim license from the Partnership to Alkermes. If the Partnership terminates, the Limited Partners will not receive any payment related to such royalties. Alkermes is not developing, and has no current plans to develop, any such RMP or competitive product. Nevertheless, if the outlook were to improve or Alkermes were to develop and sell an RMP product or a competitive product and the Partnership is no longer in existence, the Limited Partners would not receive any royalty revenue on such RMP product or competitive products during the defined period during which such royalties would otherwise have been due to the Limited Partners.

CONFLICT OF INTEREST

         The recommendation of the General Partner could be deemed to involve certain conflicts of interest between the General Partner and the Limited Partners, as the General Partner is a wholly-owned subsidiary of Alkermes. Alkermes also owns 74 limited partnership interests in the Partnership (representing approximately 8% of the limited partnership interests). In addition, as a result of the termination, Alkermes will no longer be required to pay royalties to the Partnership on any sales of competitive products and sales of RMP products in Europe during defined periods in the future. Richard F. Pops, the current Chief Executive Officer and a director of the General Partner, is a director, the Chief Executive Officer and an employee of Alkermes. James M. Frates, the current Vice President and a director of the General Partner, is the Chief Financial Officer, Vice President and an employee of Alkermes. Alkermes has been the only party to seek a collaborator for the Partnership or a purchaser of the Technology and no independent third party has been engaged to seek a collaborator or purchaser on the Partnership's behalf. See "Efforts to Seek a Collaborator and to Sell the Technology" below.

         PaineWebber Incorporated, a predecessor entity to UBS, marketed the private placement of limited partnership interests in the Partnership and has been involved in the marketing of similar financing vehicles. In addition to having affiliates that are Limited Partners in the Partnership, UBS representatives currently constitute two out of the four directors on the General Partner's board of directors. Certain affiliates of UBS, including UBS Securities LLC, have in the past and may in the future provide investment banking and other services to Alkermes and may receive compensation for such services. In addition, in the ordinary course of business, UBS Securities LLC and its affiliates may trade securities of Alkermes for their own accounts and the accounts of their customers and, accordingly may at any time hold a long or short position in such securities.

               GENERAL INFORMATION ABOUT THE MEETING AND THE VOTE

         This proxy statement and enclosed proxy are being mailed to the Limited Partners in connection with the solicitation of proxies by and on behalf of the General Partner for use at the special meeting to be held on November 18, 2003 at 10:00 am, local time, at the offices of Alkermes, 88 Sidney Street, Cambridge, Massachusetts, and any adjournment or postponement thereof. This proxy statement is being mailed to the Limited Partners on or about October __, 2003.

PURPOSE OF SPECIAL MEETING

         The purpose of the special meeting will be to consider and vote upon the proposal to approve the proposed termination of the Partnership and to transact such other business as may properly come before the special meeting. Pursuant to the limited partnership agreement dated as of February 7, 1992 among the General Partner, the purchasers of Class A units and the purchaser of the Class B unit, approval and consummation of the termination would result in the termination, liquidation and dissolution of the Partnership.

RECORD DATE; VOTING; QUORUM

         The board of directors of the General Partner has fixed the close of business on October 2, 2003 as the record date for the special meeting. Only the Limited Partners of record on the record date will be entitled to notice of, and to vote at, the special meeting. As of the record date, 921 units of limited partnership interest were issued and outstanding and held by 1,106 holders of record. A complete list of such Limited Partners will be available at the General Partner's office located at 88 Sidney Street, Cambridge, Massachusetts, for 30 days before the special meeting.

         At the special meeting, each Limited Partner of record on the record date is entitled to a weighted vote on the termination of the Partnership, based on the amount of limited partnership interests (based on adjusted capital contributions) held by such Limited Partner as of the record date. Pursuant to the limited partnership agreement, the "adjusted capital contribution" with respect to any Limited Partner means the aggregate capital contribution of such Limited Partner, already made or to be made to the Partnership pursuant to the limited partnership agreement, less any selling commissions, financial advisory and marketing fees, warrant valuation fees and other fees paid by the Partnership in any fiscal year in respect of such Limited Partner, or any portion of any capital contribution which was distributed to the partners pro rata by the Partnership.

         Limited partnership interests represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, these limited partnership interests will be voted for approval of the termination of the Partnership and in the discretion of the proxy holder as to other matters, if any, incidental to the conduct of the special meeting. A Limited Partner who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of the General Partner, by signing and returning a later dated proxy or by voting in person at the special meeting; however, mere attendance at the special meeting will not itself have the effect of revoking the proxy.

         The affirmative vote of the holders of at least 66-2/3% of limited partnership interests outstanding (based on adjusted capital contributions) as of the record date is required for approval of the termination of the Partnership. Accordingly, the termination will not be approved unless the holders of 66-2/3% of limited partnership interests outstanding as of the record date vote in favor of the termination. Thus, failure to submit a proxy (or vote in person at the special meeting) or the abstention from voting by a Limited Partner and broker non-votes will have the same effect as a vote against the termination. PWDC has informed the board of directors of the General Partner that it intends to vote the Class B limited partnership interest held by it as well as the 133 Class A limited partnership interests held by the R&D III Fund (approximately 14.5% of the limited partnership interests outstanding) for approval of the termination of the Partnership, although none of Alkermes, PWDC nor the R&D III Fund is making any recommendation or expressing any opinion as to how the other Limited Partners should vote their limited partnership interests regarding the termination of the Partnership and no Limited Partner should rely on the indication as to how Alkermes, PWDC or the R&D III Fund will vote in making its decision regarding the proposal. In addition, Alkermes has informed the board of directors of the General Partner that it intends to vote its 74 Class A limited partnership interests (approximately 8.0% of the limited partnership interests outstanding) for approval of the termination of the Partnership.

         There are no quorum requirements with respect to the special meeting, however, if the Limited Partners holding 66-2/3% of the limited partnership interests outstanding do not submit a proxy or vote in person at the special meeting, the termination of the Partnership cannot be approved. BECAUSE THE LIMITED PARTNERS, OTHER THAN THE R&D III FUND, PWDC AND ALKERMES, TYPICALLY EACH HOLD ONLY ONE-HALF TO ONE UNIT, IT IS EXTREMELY IMPORTANT THAT EACH LIMITED PARTNER VOTE ON THE PROPOSAL.

SOLICITATION OF PROXIES

         Proxies are being solicited by and on behalf of the Partnership. All expenses in connection with the solicitation of the proxies of the Limited Partners, including the cost of preparing and mailing this proxy statement will be borne by Alkermes on behalf of the Partnership because the General Partner and the Partnership have no assets with which to pay such expenses. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the General Partner, Alkermes or UBS in person or by telephone, telegram or other means of communication. Alkermes and UBS are not making any recommendation or expressing any opinion as to how the Limited Partners should vote their limited partnership interest regarding the termination of the Partnership. Such directors, officers and employees will not be additionally compensated. The Partnership has retained Robin Stanley to aid in the solicitation of proxies. It is estimated that the fee for Robin Stanley will not exceed $7,500, plus her out-of-pocket costs and expenses. Ms. Stanley owns 1/2 Class A Limited Partnership Interest and was a director of the General Partner from March 2000 to October 2002. She is a former PaineWebber employee but is not acting on behalf of UBS, PaineWebber or any of their affiliates, including R&D III Fund or PWDC. The Partnership has also retained the Altman Group to mail the proxy soliciting materials and to collect and count proxies. It is estimated that the fee for the Altman Group will not exceed $3,000, plus out-of-pocket costs and expenses. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to Limited Partners, and such custodians, nominees and fiduciaries may be reimbursed for reasonable expenses incurred in connection therewith.

NO APPRAISAL RIGHTS

         There are no appraisal or dissenters' rights applicable in connection with the proposed termination of the Partnership. Accordingly, any Limited Partners who do not vote in favor of the termination will not be entitled to exercise any appraisal or dissenters' rights in connection with the termination.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         Except for the matters to which this proxy statement relates, no matters were submitted to a vote of security holders of the Partnership through solicitation of proxies or otherwise, from the date of organization of the Partnership in February 1992 through the date of this proxy statement.

                            THE PROPOSED TERMINATION

THE PARTNERSHIP

         Organization of the Partnership

         The Partnership was formed in February 1992 under the laws of the State of Delaware. The limited partnership agreement was entered into by and among the General Partner, the purchasers of Class A units and the purchaser of the Class B unit. On April 10, 1992, the Partnership completed a private offering of (i) 920 Class A units, each unit consisting of one Class A limited partnership interest in the Partnership and warrants to purchase shares of Alkermes, Inc.'s $0.01 par value per share common stock and (ii) one Class B unit consisting of one Class B limited partnership interest in the Partnership and warrants to purchase shares of Alkermes' common stock. In addition, Alkermes issued a warrant to purchase shares of Alkermes' common stock to R&D III Fund and a warrant to purchase shares of Alkermes' common stock to PaineWebber Incorporated. The private placement resulted in net proceeds of approximately $42 million in cash and non-interest bearing notes receivable from the Limited Partners, which were payable in annual installments through April 15, 1995.

         The principal executive offices of the Partnership are located at the offices of Alkermes, 88 Sidney Street, Cambridge, Massachusetts 02139, telephone number (617) 494-0171.

         The limited partnership agreement provides that the Partnership shall continue in effect until December 31, 2020, unless sooner terminated pursuant to the terms of such agreement.

         Purpose of the Partnership

         The principal objective of the Partnership was to develop and derive income from the sale or license of a family of molecules designated by Alkermes as Receptor-Mediated Permeabilizers for human therapeutic use in the U.S. and Canada. Cereport, formerly known as RMP-7, is designed to facilitate drug delivery to the central nervous system and has been the Partnership's principal product candidate.

         Brief History and Current Status of the Partnership

         To further the Partnership's objective, it provided funding to Alkermes for research and development expenses for Cereport from the capital contributions received from the Limited Partners. Funding by the Partnership to Alkermes ended during the quarter ended June 30, 1996 when capital contributions were substantially depleted and none of the partners of the Partnership were obligated to make any further capital contributions. Since the Partnership funding was not sufficient to complete clinical trials and seek regulatory approval of Cereport, Alkermes used in excess of $30 million of its own and its collaborator's resources to continue the development of Cereport. In 1997, Alkermes actively sought a collaborative partner to provide funding for the development of Cereport and to participate in the commercialization of Cereport if it were successfully developed. Alkermes ultimately entered into an agreement for the development and commercialization of Cereport with ALZA Corporation ("ALZA"), the only company that expressed interest in the Technology. In 1999 and 2000, Alkermes submitted to ALZA information regarding the results of further clinical trials and other data to seek ALZA's decision to move ahead with its involvement in the development of Cereport. In June 2001, ALZA was acquired by Johnson & Johnson ("J&J"), becoming a wholly owned subsidiary of J&J. In December 2002, ALZA decided it had no interest in continuing development of Cereport and mutually terminated the agreement with Alkermes.

         Alkermes completed Phase I, Phase I/II and Phase II clinical trials and began Phase III clinical trials for Cereport which have been discontinued except for one clinical trial conducted by the Children's Oncology Group, in which the final patient was dosed in August 2003. To date, although analysis of clinical data showed some clinical activity, there has been no clinical demonstration of efficacy sufficient for registration with any regulatory authority.

         As a result of the difficulties encountered in the development of Cereport, including the clinical trial results and the termination of the agreement with ALZA, Alkermes determined that continued development of Cereport is not economically feasible and, therefore, it would not commit additional funds to the development of Cereport. Alkermes abandoned all related patents outside the U.S. and Canada. Alkermes notified the Limited Partners of this decision in a March 2003 letter. At a meeting of the board of directors of the General Partner held in April 2003, the board examined the various options available to the Partnership given this decision by Alkermes, including attempting to find a new collaborator to develop Cereport and the Technology and market any resulting products in the U.S. and Canada, selling the Technology or terminating the Partnership. The General Partner requested that Alkermes, on behalf of the Partnership, attempt to find a company interested in developing, licensing or purchasing the Technology. Alkermes assembled a package of non-confidential information regarding the development of Cereport and sent that package to eighteen pharmaceutical or biotechnology companies identified by the Alkermes business development department to be most likely interested in the RMP Technology, and Cereport in particular, given their activities in the field of cancer treatment. After follow up with each of the target companies, no target company had any interest in acquiring or developing the Technology. See "Efforts to Seek a Collaborator and to Sell the Technology."

         At two additional meetings held in May and June 2003, the board of directors of the General Partner were informed by legal counsel that under the product development agreement, Alkermes' decision not to fund future development of Cereport would ultimately result in the termination of the Research Program, as well as the obligations of Alkermes to manufacture and market any resulting products. Alkermes informed the board that it was unsuccessful in identifying any company interested in Cereport or the Technology. Based on the board's discussions, the board of directors of the General Partner concluded in October 2003 that the Partnership does not have the resources or capability required to develop the Technology or market any resulting products on its own, that continued development of Cereport and the Technology is not economically feasible and that the assets of the Partnership have no commercial value.

         A series of consequences flowed from the conclusions reached by the board of directors of the General Partner. First, the board of directors of the General Partner terminated the Research Program and the Marketing Program. Second, as a result of the termination of the Research program and the Marketing Program, Alkermes' Purchase Option under the purchase agreement between Alkermes and each of the Limited Partners terminated. Third, rights to the Technology that had been licensed to Alkermes reverted to the Partnership. Fourth, Alkermes' obligation to develop the Technology ceased. Fifth, Alkermes' obligation to market any resulting Products ceased. Sixth, Alkermes' obligation to manufacture any resulting Products will cease upon the earlier of (i) April 2, 2005 (eighteen months after termination of the Purchase Option) and (ii) the sale or license of the Technology. Seventh, the board of directors determined that termination of the Partnership was in the best interest of the Partnership and the Limited Partners. See "The Development and Purchase Agreements" for definitions of capitalized terms and further discussion of Alkermes' rights and obligations.

RECOMMENDATION OF THE GENERAL PARTNER; REASONS FOR THE PROPOSED TERMINATION

         Following three meetings of the board of directors of the General Partner held in April, May and June 2003, the board of directors met on October 2, 2003 and unanimously adopted resolutions (i) expressing the board's belief that the termination of the Partnership is in the best interests of the Partnership and its Limited Partners, (ii) approving and declaring advisable the proposed termination, subject to approval by the Limited Partners and (iii) recommending that the Limited Partners vote FOR approval of the termination. The General Partner has made this determination based on its assessment of (i) the Partnership's financial condition and prospects, (ii) the availability, feasibility and effect on the Limited Partners of alternatives to the termination and (iii) the potential tax benefit of issuing a final Schedule K-1 to Limited Partners. In assessing the Partnership's financial condition, prospects and remaining assets, the General Partner considered the following factors:

        - clinical trial results and difficulties encountered in development of Cereport;

        - regulatory environment and evolving standard of care for treatment of brain tumors;

        - termination of the development and commercialization agreement between Alkermes and ALZA Corporation;

        - unsuccessful efforts to identify a third party to develop, license or buy the technology (despite marketing efforts in 1997 and 2003);

        - resulting lack of commercial value of the assets of the Partnership;

        - absence of cash assets of the Partnership to pay for the further development of Cereport, for the ongoing expenses of maintaining the Partnership or for the defense of its patents from infringement;

        - the Partnership received a going concern qualification in its latest audit;

        - potential tax benefit to Limited Partners upon issuance of the final Schedule K-1s as described in more detail below;

        - if the Partnership is not terminated, there is a possibility that a collaborator, buyer or licensor will surface, although the General Partner believes it to be unlikely; and

        - if the Partnership is not terminated, there is a possibility that Alkermes would develop, at some future date, a product or competing product which could generate royalty payments to the Limited Partners, although the General Partner believes it to be unlikely.

         After considering these and other factors and lengthy discussions, the General Partner concluded that termination is in the best interests of the Partnership and the Limited Partners and recommends that the Limited Partners vote FOR approval of the termination. Alkermes, PWDC and the R&D III Fund have informed the board of directors of the General Partner that they each intend to vote their respective limited partnership interests for approval of the termination of the Partnership, although none of Alkermes, PWDC nor the R&D III Fund is making any recommendation or expressing any opinion as to how the other Limited Partners should vote their limited partnership interests regarding the termination of the Partnership and no Limited Partner should rely on the indication as to how Alkermes, PWDC or the R&D III Fund will vote in making its decision regarding the proposal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         This summary outlines certain federal income tax principles applicable to Limited Partners in connection with the liquidation. This summary deals only with the treatment of a Limited Partner who acquired his interest pursuant to the private offering in April 1992. There are numerous other federal income tax principles not discussed herein that may be important to a Limited Partner in connection with the partner's investment in the Partnership. Each Limited Partner is urged to consult his/her own tax advisor concerning his investment in the Partnership and the possible federal and state tax consequences of the liquidation.

         If there is an affirmative vote to terminate, the Partnership intends to take the position that it has incurred an ordinary loss from trade or business activities in connection with the abandonment of the Intellectual Property, a distributive share of which will be allocated to the General Partner and each Limited Partner. The allocated share to the Limited Partners of this ordinary loss is expected to approximate $43,000 for a full unit and $21,500 for a half unit. In order to abandon successfully the Intellectual Property for U.S. federal income tax purposes and claim a deduction for such loss associated with the abandonment of the Intellectual Property, the Partnership must adhere to several objective and subjective requirements associated with the abandonment of property. Although the Partnership has endeavored to ensure that these requirements have been satisfied, the IRS may seek to disallow the deduction on the grounds that these requirements have not been satisfied.

         In addition, there is a risk that the IRS could argue that the Intellectual Property was worthless on a date prior to the Partnership's abandonment of such property. Although the chain of events leading up to the Partnership's abandonment of the Intellectual Property support a deduction at the time of the Partnership's abandonment, to the extent that the worthlessness of the Intellectual Property is determined to be attributable to a year for which the statute of limitations for which the Partnership could file a claim for the deduction has expired, the deduction will be disallowed.

         In general, the Partnership's abandonment of the Intellectual Property and subsequent liquidation may affect the amount of each partner's loss subject to the "at-risk" and "passive activity" limitations set forth in sections 465 and 469, respectively of the Code. With respect to each of these limitations, each partner should consult his/her own income tax advisor concerning his/her investment in the Partnership and the potential U.S. federal income tax consequences associated with the liquidation of the Partnership.

         The Partnership has not made and nor does the Partnership intend to make an election under section 754 of the Code. Therefore, each Limited Partner is urged to consult his/her own tax advisor concerning the amount and character of any loss resulting from the abandonment of the Intellectual Property or liquidation of the Partnership.

         Treas. Reg. Section 1.6011-4 generally requires that each taxpayer that "participates" in a "reportable transaction" must attach a disclosure statement regarding the transaction to its U.S. federal income tax return. One type of reportable transaction described within Treas. Reg. Section 1.6011-4 is a transaction that gives rise to a loss under section 165 of the Code. As a result of the Partnership's abandonment of the Intellectual Property, the rules set forth in Treas. Reg. Section 1.6011-4 may require that the Partnership and/or some or all of the Limited Partners of the Partnership to disclose the abandonment transaction. The disclosure requirements of Treas. Reg. Section 1.6011-4 may differ for each partner. Therefore, each partner is urged to consult with his/her own income tax advisor concerning these disclosure requirements.

         The Partnership is subject to the consolidated audit procedures set forth in sections 6221 through 6233 of the Code. Consequently, a Limited Partner is required to disclose any position taken on his/her individual U.S. federal income tax return with respect to a partnership item that is inconsistent with the treatment of such item by the Partnership. Therefore, each partner is urged to consult with his/her own income tax advisor concerning these disclosure requirements.

DESCRIPTION OF THE TECHNOLOGY

         Cereport, a member of the family of RMPs, is a nine amino acid peptide based on bradykinin, a compound occurring naturally in the body and known to affect vascular permeability. Cereport is a proprietary, synthetic analog of bradykinin developed to increase transiently the permeability of the blood-brain barrier. Following injection, Cereport increases permeability by triggering a brief relaxation of the tight cellular junctions of the blood-brain barrier. During the time the tight junctions are relaxed, permeability is increased and drug molecules in the bloodstream can diffuse into the brain in concentrations greater than can usually be achieved without Cereport. Preclinical and clinical data also suggested that Cereport could be administered at doses that selectively increase permeability in the region of brain tumors and other pathology.

         Cereport exerts a pharmacologic effect on the vasculature of the brain and does not itself bind to or serve as a carrier for the drug of which it is facilitating delivery. Cereport was designed to be marketed as an independent agent to increase the utility of other therapeutic and diagnostic compounds given with it. In the clinical setting, Cereport was administered in conjunction with a therapeutic or diagnostic agent. Timing of Cereport administration relative to that of the therapeutic or diagnostic agent has to be determined on a drug by drug basis to attempt to optimize barrier permeability during the time of peak drug plasma concentrations.

         Brain Tumor

         Current treatment for brain tumor is limited and inadequate. Standard treatment typically involves surgery to remove cancerous tissue, followed by radiation therapy. After initial treatment with surgery and/or radiotherapy, brain tumors often recur. Upon recurrence, tumors typically progress rapidly, neurological function and quality of life deteriorate and patients die within months. Chemotherapy has played only a limited role in treatment, in part due to the limited access of many chemotherapeutic agents to the brain because of the normally restrictive blood-brain barrier. Carboplatin is a chemotherapeutic approved for use by the FDA and other regulatory authorities worldwide for use in the treatment of various tumor types outside of the brain, but is limited in its ability to penetrate into the brain. The goal of the Cereport development program was to enable more effective use of chemotherapeutic agents like carboplatin in the treatment of brain tumors by transiently increasing the permeability of the blood-brain barrier.

HISTORY OF CLINICAL DEVELOPMENT

         In 2002, there were two remaining Cereport Phase II clinical trials being conducted, one by the Pediatric Branch of the National Cancer Institute ("NCI"), which has been discontinued, and one by the Children's Oncology Group, which dosed the final patient in August 2003. A number of other clinical trials were conducted that are described in more detail below, all of which have been completed or discontinued. As discussed above, Alkermes has discontinued all funding for the further development of Cereport and the Research Program has terminated. Without Alkermes or some other collaborator, the Partnership has no resources or capability to conduct any clinical trials.

         The General Partner's clinical strategy for Cereport had been to establish a foundation of safety and pharmacologic effect of increasing blood-brain barrier permeability prior to entering Phase III clinical trials of Cereport administered in combination with carboplatin. Through the Phase I, Phase I/II, Phase II and Phase III clinical trials, Cereport was shown to have a good safety profile in volunteers and patients. Transient flushing was the most consistent adverse event noted and nausea and vomiting were determined to be the dose limiting toxicity. There was no evidence of increased toxicity associated with the combination of Cereport and carboplatin, and the drug combination was generally well tolerated by patients. To date, although analysis of clinical data showed some clinical activity, in the opinion of the General Partner, there has been no clinical demonstration of efficacy sufficient for registration with any regulatory authority.

         Recurrent Malignant Glioma

         Based on the successful completion of Phase I and Phase I/II clinical trials, Alkermes initiated multiple Phase II clinical trials both of intravenous and intra-arterial Cereport and carboplatin in patients with recurrent malignant glioma.

         European Intravenous Phase II Clinical Trials:  ALK01-013 and ALK01-019

         In Europe, two separate non-controlled, open label Phase II clinical trials of intravenous RMP-7 and carboplatin in patients with recurrent malignant glioma commenced in the first quarter of 1995. Patient enrollment was completed in May 1996, and preliminary results from the two clinical trials were announced in December 1996.

         The two clinical trials enrolled differing patient populations. ALK01-013 ("Study-013") enrolled patients whose brain tumors had recurred following previous treatment with surgery and radiotherapy. Such patients had not previously been treated with chemotherapy. ALK01-019 ("Study-019") enrolled patients whose brain tumors had recurred following previous treatment with surgery, radiotherapy, and chemotherapy.

         In both clinical trials, patients received treatment cycles of RMP-7 and carboplatin approximately once every four weeks. Each cycle consisted of a 15-minute intravenous infusion of carboplatin and a concurrent 10-minute intravenous infusion of RMP-7. The prospectively defined endpoints of the clinical trials included response rates over the first four cycles of treatment as determined by stabilization or improvement for a minimum of two cycles of treatment as measured by three standardized tests of neurological impairment and patient performance status, and stabilization or reduction in tumor volume for a minimum of two cycles as measured with contrast enhanced MRI.

         In Study-013, 45 patients were treated at nine medical centers in the United Kingdom. The combination of RMP-7 and carboplatin was generally well tolerated. Of the patients treated, 61% to 91% responded to treatment as measured by three tests of neurological impairment and performance status. In addition, 79% of patients responded to the treatment as measured by the size of their tumor as measured with contrast-enhanced MRI.

         An independent analysis conducted by a statistician from the Medical Research Council ("MRC"), Cambridge, England, compared the effect on survival of treatment with RMP-7 and carboplatin versus a group of historical control patients matched on important prognostic factors. All comparisons favored the group treated with RMP-7 and carboplatin versus the control group. This finding was statistically significant (hazard ratio 1.9-2.2, p(less than)=0.02), after accounting for the effects of prognostic factors.

         In Study-019, 42 patients were treated at 11 medical centers in the United Kingdom, France and Sweden. Treatment with the combination of RMP-7 and carboplatin was generally well tolerated. Of the patients treated, 40% to 59% responded to treatment as measured by three tests of neurological impairment and performance status. In addition, 24% of patients responded to the treatment as measured by the size of their tumor with contrast-enhanced MRI. The MRC did not perform a comparison of patients in Study-019 to historical controls due to the lack of a database of comparable patients who had failed surgery, radiotherapy and chemotherapy.

         U.S. Intravenous Phase II Clinical Trial: ALK01-017

         In the U.S., a Phase II clinical trial of intravenous RMP-7 and carboplatin commenced in March 1995. Patient enrollment was completed in May 1996, and preliminary results from the clinical trial were announced in March 1997.

         The clinical trial was designed as a double-blind, placebo-controlled study comparing treatment with intravenous RMP-7 and carboplatin to treatment with carboplatin alone in patients with recurrent malignant glioma. Patients received treatment cycles of RMP-7 and carboplatin once approximately every four weeks. Each cycle consisted of an approximately 45-minute intravenous infusion of carboplatin and a 10-minute intravenous infusion of RMP-7. The prospectively defined endpoints included time to tumor progression as measured by an increase of tumor volume measured with contrast-enhanced MRI of greater than 50%, and three separate measurements of patients' functional capacity, neurological impairment, and quality of life. The study did not meet its primary endpoint of time to tumor progression as measured by changes in tumor volume on magnetic resonance imaging (MRI).

         Newly Diagnosed Brain Tumor

         The results of the three Phase II intravenous Cereport clinical trials, while equivocal, provided the basis for the decision to proceed in the United States and Europe into study ALK01-040, a Phase III clinical trial of intravenous Cereport and carboplatin in patients with newly diagnosed brain tumors. Study ALK01-040 began enrollment in March 1998. It was designed to enroll patients with high grade primary brain tumors following surgical resection of the tumor and prior to the initiation of radiotherapy. In April 1999, Alkermes announced its plans to discontinue study ALK01-040. The discontinuation of the study was based on the determination that elements of the study design were inappropriate and that the probability of successful completion was low.

         Metastatic Brain Tumor

         Alkermes conducted a Phase I/II clinical trial of Cereport and carboplatin in patients with metastatic brain tumors, or tumors that have spread to the brain from other sites in the body. The study also included a dose escalation component, in which progressively larger doses of Cereport were being investigated in this patient population. The clinical trial phase of this study was completed in 1999. In 2000, the results of this trial were presented to ALZA pursuant to the development and commercialization agreement with ALZA, which agreement was mutually terminated in December 2002. See "Collaboration with ALZA Corporation" below.

         Pediatric Brain Tumor

         In August 1999, the NCI completed one study of Cereport and carboplatin in pediatric patients with primary brain tumors. This study began in August 1996 and enrolled 25 patients. The study was a non-controlled, open label Phase I/II clinical trial of intravenous Cereport and carboplatin in pediatric brain tumor patients who had failed other therapies. The NCI began a second study in June 1998 that was discontinued in late 2002 after Alkermes discontinued funding. This second study was a Phase II multi-center study in pediatric brain tumor patients.

         An investigator sponsored investigational new drug application to study the radiosensitization effect of Cereport and carboplatin given with radiation therapy in pediatric brain stem gliomas began in

2001. This study was being managed by the Children's Oncology Group in coordination with the NCI. This study is in the process of winding down and the final patient was dosed in August 2003. Alkermes has agreed to provide some additional amounts of Cereport for use in the study which amounts are already manufactured and held by Alkermes. The discontinuation and winding down of these pediatric studies was based on Alkermes' determination that the continued clinical development of Cereport is not economically feasible.

COLLABORATION WITH ALZA CORPORATION

         As a result of the efforts of Alkermes to seek a collaborative partner in 1997 (see "Efforts to Seek a Collaborator and Sell the Technology" below), after mixed results of three Phase II clinical trials, in late 1996 and early 1997, Alkermes and ALZA entered into an agreement relating to the development and commercialization of Cereport. Under the terms of the agreement, ALZA made a $10.0 million upfront payment to Alkermes to fund clinical development; in return, ALZA had the option to acquire exclusive worldwide commercialization rights to Cereport, subject to the rights and obligations of the Partnership. In 1999 and 2000, Alkermes presented final reports to ALZA of additional Phase II clinical trials and other data regarding the use of Cereport in combination with carboplatin for the treatment of brain tumors. During 2001, ALZA was acquired by J&J and is now a wholly owned subsidiary of J&J. In December 2002, ALZA decided it had no interest in continuing development of Cereport and agreed to a mutual termination of the agreement with Alkermes.

EFFORTS TO SEEK A COLLABORATOR AND TO SELL THE TECHNOLOGY

         In 1997, Alkermes actively sought a strategic partner to provide funding for the development of Cereport and to participate in the commercialization of Cereport if it were successfully developed and approved. The effort included targeted solicitations of interest by the head of Alkermes' business development department to several biotechnology and pharmaceutical companies active in the treatment of brain tumors or in the drug delivery business. Of those contacts, only ALZA Corporation expressed interest in future discussions and ultimately an agreement was entered into with ALZA in the fall of 1997 relating to the development and commercialization of Cereport. See "Collaboration with ALZA Corporation" above.

         After termination of the agreement with ALZA and Alkermes' determination that it would not commit additional funds to the development of Cereport, the board of directors of the General Partner in April 2003 requested that Alkermes, on behalf of the Partnership, attempt to find a company interested in developing, licensing or purchasing the Technology. Alkermes assembled a package of non-confidential information regarding the development of Cereport and sent that package to eighteen companies identified by the Alkermes business development department to be most likely interested in the Technology, and Cereport in particular, given their activities in the field of cancer treatment, including Amgen, Astra Zeneca, Aventis, Bristol Meyers Squibb, Eli Lilly and Company, GlaxoSmithKline and Novartis. The Alkermes business development department followed up by telephone with each of the target companies to determine their interest in the Technology over an approximately ten-week period. Of these eighteen companies, seven responded with no interest at all, eight asked for more non-confidential information, one never responded at all despite repeated efforts to contact it and two companies requested additional time to consider the information provided. However, ultimately, no target company asked for confidential information, had any interest or sought to initiate any discussions regarding developing or obtaining rights to the Technology.

         In September 2003, Alkermes was contacted by Horizon Biomedical Ventures, LLC, a firm that considers acquiring shelved or languishing products and technologies to extract value, sometimes through further development of the product or technology. After general discussion with an Alkermes representative and review of the same non-confidential information sent to the selected companies in the active marketing effort, Horizon Biomedical determined that it has no interest in the Technology.

TERMINATION OF RESEARCH AND MARKETING PROGRAMS

         As a result of the difficulties encountered in the development of Cereport including the clinical trial results and the termination of the agreement with ALZA, Alkermes determined that continued development of Cereport is not economically feasible and, therefore, it would not commit additional funds to the development of Cereport. Alkermes notified the General Partner and then, on behalf of the General Partner, notified the Limited Partners of this decision in a March 2003 letter.

         At a meeting of the board of directors of the General Partner held in April 2003, the board of directors reviewed the then-current status of the research and development program being conducted by Alkermes pursuant to the product development agreement, the prospects for the successful development and commercialization of Cereport and any other product of the Technology and the financial resources necessary to support such commercialization, as well as the financial resources available to the Partnership. The board of directors of the General Partner was informed by representatives of Alkermes present at the meeting that, in such representatives' opinion, at least $12 to $20 million in additional funds would be required to conduct a Phase III clinical trial before a New Drug Application ("NDA") seeking regulatory approval for Cereport could even be filed. The board of directors noted that the Partnership had no remaining cash after September 1997 and none of the partners are obligated to provide further funding or capital contributions to the Partnership. The Alkermes representatives stated that Alkermes is unwilling to contribute additional funds toward the development of Cereport. The Alkermes representatives reviewed the efforts in 1997 to seek a collaborator to fund the further development of Cereport in exchange for commercialization rights. See "Efforts to Seek a Collaborator and to Sell the Technology" above. The board of directors of the General Partner determined that given the immediate lack of funds to conduct any future development activities, that it was in the best interests of the Partnership to seek a collaborator, purchaser or licensor of the Technology. It was decided that Alkermes would undertake that marketing effort on behalf of the Partnership.

         Subsequent to the April 2003 meeting of the board of directors of the General Partner, Alkermes attempted to sell or license the Technology to a third party or locate a strategic partner to otherwise fund further development of Cereport and the Technology. At the May 2003 meeting of the board of directors of the General Partner, representatives of Alkermes described the efforts being undertaken to identify such a partner. See "Efforts to Seek a Collaborator and Sell the Technology" above. The board of directors of the General Partner, at its June 2003 meeting, again discussed the clinical development of Cereport, steps and funding needed to continue development of Cereport, the lack of Partnership financial resources and Alkermes' decision to stop funding the development of Cereport. The board's discussion turned to the two potential paths moving forward - securing a third party to buy, license or develop the Technology or termination of the Partnership. Alkermes provided a description and status report on its efforts to find a collaborative partner, purchaser or licensor of the Technology. The board authorized Alkermes to negotiate with any third party interested in buying, licensing or developing the Technology. Finally, the board of directors discussed the possible termination of the Partnership and determined to wait for the results of Alkermes' marketing efforts before making any final decisions. At a meeting of the board of directors of the General Partner on October 2, 2003, it was reported that no third party had expressed any interest in the Technology and that an additional third party, Horizon Biomedical, sought information regarding Cereport and the Technology but determined that it too had no interest. The board of directors concluded that the continued development of Cereport and the Technology was not economically feasible, that the assets of the Partnership had no commercial value and voted unanimously to terminate the research and marketing programs.

         Results of Termination

         Under the terms of the Product Development Agreement (described below), upon the termination of the research and marketing programs by the board of directors of the General Partner, Alkermes relinquished its rights to manage the clinical development of the Technology as well as any rights to exploit or use the Technology in the United States and Canada and to receive management fees and the reimbursement of certain expenses relating to the research program and the Technology. Alkermes retained responsibility for indefinitely maintaining, at its own expense, all records, including a library of biological, chemical and other physical materials, relating to the Technology. In addition, under the terms of the Purchase Agreement (described below), the termination of the research and marketing programs caused Alkermes' option to purchase the limited partnership interests of the Limited Partners to likewise terminate, and set an interim license termination date to occur eighteen months thereafter, on April 2, 2005.

INFORMATION ABOUT THE BUSINESS OF THE PARTNERSHIP

         The Development and Purchase Agreements

         The Partnership entered into a product development agreement, dated as of March 6, 1992, with Alkermes (the "Product Development Agreement") pursuant to which Alkermes granted certain licenses to the Partnership and Alkermes agreed to perform certain development and marketing obligations. Alkermes entered into a purchase agreement, dated as of March 6, 1992 (the "Purchase Agreement"), with each investor in the private placement in 1992 and the Class B Limited Partner, pursuant to which Alkermes could exercise a right to purchase all the outstanding partnership interests of all the partners.

         Pursuant to the Product Development Agreement, Alkermes irrevocably granted to the Partnership an exclusive, royalty-free license to certain patent rights and other technology owned or controlled by Alkermes related to RMPs (the "Background Technology"). The license granted to the Partnership is limited to Background Technology necessary or materially useful for the development and commercialization of products based on RMPs (each a "Product") for human pharmaceutical use in the U.S. and Canada (the "Field of Activity"). The Partnership granted to Alkermes an exclusive, royalty-free license to all patent rights and other technology arising from research and development conducted under the Product Development Agreement (the "Program Technology") for exploitation outside the Field of Activity. Finally, the Partnership granted to Alkermes a royalty-bearing right and license to make, use, modify and improve the Program and Background Technology within the Field of Activity (the "Interim License"). Until the termination of the Interim License, Alkermes is obligated to pay the Partnership within sixty days after the end of each calendar quarter a payment equal to 12% of revenues on sales of RMPs in the U.S. and Canada. Alkermes must also pay the Partnership, to the extent sales of RMPs in the U.S. and Canada are insufficient to allow the Partnership to pay projected distributions in any calendar year, quarterly payments equal to 10% of sales of RMPs in Europe. Such payments based on sales of RMPs in Europe may be reduced if such sales are made through sublicensees or other third parties. Alkermes is obligated, in certain circumstances, to make payments to the Partnership equal to 6% of revenues of Alkermes from the sale of certain products which are competitive with any Product. The Interim License will terminate on April 2, 2005. After the Interim License Termination Date, Alkermes is obligated to pay a 6% royalty on sales of certain competitive products in the U.S. and Canada until the fifth anniversary of the Interim License Termination Date. In addition, Alkermes is obligated to pay the Partnership, to the extent sales of RMPs in the U.S. and Canada are insufficient to pay projected distributions in any calendar year, payments on a scale ranging from 10% down to 4% of Alkermes' revenues on sales of RMPs in Europe and a scale ranging from 5% down to 2% of revenues from sales of competitive products in Europe. Any payments based on sales of RMPs or competitive products in Europe will terminate on the eleventh anniversary of the Interim License Termination Date. If the Partnership terminates, the Limited Partners will not receive any payment related to such royalties.

         Alkermes agreed, pursuant to the Product Development Agreement, to the extent permitted by Partnership funds (including the funds which Alkermes elected to contribute to the development of Cereport), to use its best efforts to perform the research and development necessary to engage in the Field of Activity (the "Research Program"). Through June 30, 1996, the Partnership reimbursed Alkermes for its research and development expenses on behalf of the Partnership and paid a management fee equal to ten percent (10%) of such expenses.

         The Partnership's funds were expended and no United States Food and Drug Administration ("FDA") marketing approval was received for the sale by or on behalf of the Partnership of any Product in the Field of Activity. In this circumstance, the Product Development Agreement provided that the General Partner was to determine the amount of additional funds required by the Partnership in the upcoming year, and Alkermes would have the right, in its sole discretion, to contribute such funds to the Partnership or to pay such funds in any manner to which Alkermes and the General Partner agreed (including the direct payment of research and development expenses). Alkermes paid the research and development expenses of the Partnership directly. However, in early 2003, Alkermes decided not to commit any additional funds to the development of Cereport. See "Termination of Research and Marketing Programs" above.

         Pursuant to the Product Development Agreement, Alkermes agreed to use its best efforts to manufacture and market the Products in the Field of Activity directly or through third parties in the United States and Canada in accordance with the marketing program approved by the board of directors of the General Partner (the "Marketing Program"). Pursuant to the Purchase Agreement, as defined below, Alkermes agreed to use its best efforts to manufacture Products and to sell the Products for use in the Field of Activity directly. If Alkermes determined that such manufacture and sale is not commercially practicable, it has agreed to use its best efforts to license or sell the Program and Background Technology to a third party for the highest consideration that, in Alkermes' reasonable business judgment, is obtainable.

         The Product Development Agreement provided that Alkermes' obligations to develop Cereport or any other Product would cease and the Purchase Option (as defined below) would terminate if (i) at any time at least 75% of the directors of the General Partner determine that the Research Program is infeasible or uneconomic and should be discontinued with respect to all Products or (ii) if Alkermes decided not to contribute the additional funds to the Partnership which are determined by the General Partner to be required when all Partnership funds have been expended and no FDA marketing approval has been received for the sale of any Product in the Field of Activity. Furthermore, Alkermes' obligations to manufacture and market Cereport or any other Product would cease and the Purchase Option would terminate if at least 75% of the directors of the General Partner determined to discontinue the Marketing Program with respect to all Products or upon the earlier of (i) eighteen months after termination of the Purchase Option and (ii) the sale or license of the Program and Background Technology. For a description of the actions of the board of directors of the General Partner and Alkermes pursuant to these provisions, see "Termination of the Research and Marketing Programs" above.

         Under the terms of the Purchase Agreement, each Limited Partner granted to Alkermes an irrevocable option (the "Purchase Option") to purchase his, her or its interest in the Partnership. The Purchase Option is exercisable only if all partnership interests are to be purchased and such option is exercised pursuant to certain conditions set forth in the Purchase Agreement generally related to the first commercial sale of a Product. If the Purchase Option were exercised, Alkermes would be obligated to make a certain lump sum payment to each Limited Partner (which could be paid in Alkermes common stock) as well as royalties based on sales of Products.

         Pursuant to the agreement, the Purchase Option would terminate upon the occurrence of any of the following termination events: (i) the bankruptcy of Alkermes or the Partnership, (ii) the cessation of operations by Alkermes, (iii) the seizure or attachment of all or a substantial part of Alkermes' assets, (iv) the termination of the Research Program or the Marketing Program, (v) Alkermes' notice to the Partnership and the Limited Partners that it does not intend to exercise the Purchase Option, or (vi) the expiration unexercised of the Purchase Option. Upon any such termination, the Partnership would be free to license, assign or otherwise transfer the Program and Background Technology in the Field of Activity.

         Patents, Licenses and Proprietary Rights

         Pursuant to the Product Development Agreement, Alkermes has agreed to file patent and similar applications that it believes in its reasonable business judgment are necessary or useful to protect the Partnership's interest in the Program and Background Technology and has agreed to use reasonable diligence to prosecute and maintain in force such applications and any resultant patents or similar rights at the Partnership's expense to the extent such applications relate to Program and Background Technology in the Field of Activity. This obligation will cease upon the earlier of (i) the sale or license of the technology licensed to the Partnership and (ii) April 2, 2005 (eighteen months after termination of the Purchase Option). Since the Partnership's funds were fully expended in mid-1996, Alkermes has paid all patent expenses without reimbursement from the Partnership. Pursuant to the Product Development Agreement, Alkermes has abandoned the patents and patent applications relating to the RMP technology in countries outside the U.S. and Canada, based on its reasonable business judgment that any commercial value in such patents and patent applications is outweighed by the expense of maintaining and pursuing such patents and patent applications.

         The Partnership has rights under five U.S. patents directed to composition of matter as well as processes of preparation and methods of use, including patents relating to permeabilizers, of which one U.S. patent was issued in each of May 1992, December 1993, April 1996, December 1996 and November 1997. None of the U.S. patents is expected to expire prior to 2010. The Partnership has rights under four Canadian patent cases, one issued patent expiring in 2012 and three pending applications.

         Alkermes has the right, in certain circumstances, but not the obligation, to bring patent infringement actions against third parties that infringe any of the Partnership's rights with respect to the Program and Background Technology. However, because Alkermes has determined that continued development of Cereport is not economically feasible and the Research Program and the Purchase Option have terminated, Alkermes does not intend to bring any such actions. Therefore, the enforcement of patents against third party infringers is an obligation of the Partnership. The Partnership does not have the substantial resources necessary to bring a patent infringement action or otherwise bring an action to protect its proprietary rights against third parties.

         Two U.S. patents have issued to a third party in the U.S. and in Europe that contain claims covering certain analogs and uses thereof of the same naturally occurring molecule on which Cereport is based. There can be no assurance that the claims of the issued U.S. patents will not be infringed by the Partnership's or any collaborator's proposed manufacture, use or sale of Cereport. There can be no assurance that the Partnership would prevail in any legal action seeking damages or injunctive relief for infringement of the patents or that any license required under such patents would be made available or, if available, would be available on acceptable terms. Alkermes is obligated to defend any such suit or action until April 2, 2005 (eighteen months after termination of the Purchase Option) at its expense. The Partnership does not have the substantial resources necessary to defend any such action on its own should a third party collaborator not be obligated to incur such expense on its behalf. Furthermore, there can be no assurance that any licenses under any patents would be made available on commercially viable terms, if at all. Failure to obtain a required license could result in the inability to proceed with RMP-based products.

         The patent positions of holders of technology similar to the Technology such as pharmaceutical, biopharmaceutical and biotechnology firms, are generally uncertain and involve complex legal and factual questions. In addition, there can be no assurance that the claims of the patents issued in connection with the Partnership's Technology will be sufficiently broad to cover the Products developed by the Partnership or its future collaborators, if any, or to provide the Partnership with any competitive advantages. Moreover, no assurance can be given that patents issued in connection with the Partnership's product candidate will not be contested, narrowed, invalidated or circumvented.

         Pharmaceutical, biopharmaceutical and biotechnology companies also rely upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain their competitive position which they seek to protect, in part, by confidentiality agreements with their corporate partners, collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Partnership would have adequate remedies for any breach, or that the Partnership's trade secrets will not otherwise become known or be independently discovered by competitors.

         Such companies' practice is to require their employees, consultants and advisors to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the employer. The agreements provide that all confidential information developed or made known to an individual during the course of the employment or consulting relationship shall be kept confidential and not disclosed to third parties except in specified circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual while employed by the employer shall be the exclusive property of such employer. There can be no assurance, however, that these agreements will provide meaningful protection for the Partnership's trade secrets in the event of unauthorized use or disclosure of such information.

         Competition

         The biotechnology and pharmaceutical industries are subject to rapid and substantial technological change. The Partnership and any collaborator face, and will continue to face, intense competition in the development, manufacturing, marketing and commercialization of RMP product candidates from academic institutions, government agencies, research institutions, biotechnology and pharmaceutical companies, including its collaborators, and drug delivery companies. The General Partner believes that there are currently no products approved by the FDA for increasing the permeability of the blood-brain barrier. There are, however, many novel experimental therapies for the treatment of brain tumors and central nervous system infections being tested in the U.S. and Europe. There can be no assurance that developments by others will not render RMP product candidates or technologies obsolete or noncompetitive.

         The Partnership does not have any resources, capability or experience necessary to manufacture or market Cereport or any RMP products. The competitors and potential competitors of the Partnership have substantially greater capital resources, manufacturing and marketing experience, research and development resources and production facilities. These competitors also have significantly greater experience than the Partnership in undertaking preclinical testing and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. There can be no assurance that the Partnership would be able to compete successfully with such companies. The existence of products developed by the Partnership's competitors, or other products or treatments of which the General Partner is not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by the Partnership.

         Manufacturing and Marketing

         Cereport is a small peptide manufactured using standard synthetic techniques. Historically, Alkermes has relied on an independent European pharmaceutical company for the manufacture and supply of Cereport. However, due to the termination of Alkermes' obligation to manufacture Cereport on behalf of the Partnership, the Partnership or a future collaborator will have to either enter into an agreement with a third party manufacturer for the manufacture of Cereport or manufacture Cereport itself. The General Partner believes that, if necessary, there are companies with which the Partnership could contract to manufacture and supply the requirements for Cereport. Nevertheless, there can be no assurance that any manufacturer of Cereport will meet demands for quality, quantity, cost and timeliness of delivery.

         Because of the termination of the Research and Marketing Programs in addition to the termination of the agreement with ALZA, the Partnership would have to either market Cereport on its own or find another collaborator. Because the Partnership does not have the resources, capability or experience necessary to market on its own, the Partnership must enter into arrangements with third parties to market and sell its products in order to achieve commercial success for any product candidate approved by the FDA.

         Government Regulation

         The manufacture and marketing of pharmaceutical products in the U.S. require the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable agencies are required in Canada. The FDA has established mandatory procedures and safety standards which apply to the preclinical testing and clinical trials, manufacture and marketing of pharmaceutical products. Pharmaceutical manufacturing facilities are also regulated by state, local and other authorities.

         As an initial step in the FDA regulatory approval process, preclinical studies are typically conducted in animal models to assess the drug's efficacy and to identify potential safety problems. The results of these studies must be submitted to the FDA as part of an Investigational New Drug application ("IND"), which must be reviewed by the FDA before proposed clinical testing can begin. Typically, clinical testing involves a three-phase process. Phase I trials are conducted with a small number of subjects and are designed to provide information about both product safety and the expected dose of the drug. Phase II trials are designed to provide additional information on dosing and preliminary evidence of product efficacy. Phase III trials are large scale studies designed to provide statistical evidence of efficacy and safety in humans. The results of the preclinical testing and clinical trials of a pharmaceutical product are then submitted to the FDA in the form of an NDA, or for a biological product in the form of a Product License Application ("PLA"), for approval to commence commercial sales. Preparing such applications involves considerable data collection, verification, analysis and expense. In responding to an NDA or PLA, the FDA may grant marketing approval, request additional information or deny the application if it determines that the application does not satisfy its regulatory approval criteria.

         Prior to marketing, any product developed by the Partnership must undergo an extensive regulatory approval process, which includes preclinical testing and clinical trials of such product candidate to demonstrate safety and efficacy. This regulatory process can require many years and the expenditure of substantial resources. Data obtained from preclinical testing and clinical trials are subject to varying interpretations, which can delay, limit or prevent FDA approval. In addition, changes in FDA approval policies or requirements may occur or new regulations may be promulgated which may result in delay or failure to receive FDA approval. Delays and costs in obtaining regulatory approvals would have a material adverse effect on the Partnership's business, financial condition and results of operations.

         Among the conditions for NDA or PLA approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform on an ongoing basis with Good Manufacturing Process ("GMP"). Before approval of an NDA or PLA, the FDA will perform a prelicensing inspection of the facility to determine its compliance with GMP and other rules and regulations. In complying with GMP, manufacturers must continue to expend time, money and effort in the area of production and quality control to ensure full technical compliance. After the establishment is licensed, it is subject to periodic inspections by the FDA.

         The requirements which the Partnership must satisfy to obtain regulatory approval by governmental agencies in Canada prior to commercialization of its products in Canada can be as rigorous and costly as those described above. Because the Partnership does not have the resources, capability or experience necessary to obtain regulatory approval on its own, the Partnership must enter into arrangements with third parties in order to obtain such regulatory approvals. There can be no assurance that the Partnership will be able to enter into such arrangements.

         The Partnership and any collaborator is also subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with the Partnership's research.

         Employees

         The Partnership and the General Partner do not have any employees. Historically, employees of Alkermes have performed services on behalf of the Partnership and the General Partner. As previously discussed, Alkermes has informed the General Partner that it will not further support the Research Program.

         Description of Property

         The Partnership and the General Partner do not own or lease any property. Historically, the General Partner and the Partnership have utilized the properties leased by Alkermes. As previously discussed, Alkermes has informed the General Partner that it will not further support the Research Program.

         Under the product development agreement, Alkermes has an indefinite obligation to store, preserve and maintain all materials, documents and other records (including certain physical, chemical and biological specimens) relating to the RMP-related technology and make same reasonably available to the Partnership, its representatives and any third-party licensees or successors in interest thereto.

         Legal Proceedings

         The Partnership is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.

           TERMINATION, LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP

GENERAL

         Approval and consummation of the termination by holders of at least 66-2/3% of the limited partnership interests outstanding as of the record date will trigger a dissolution and liquidation of the Partnership under the terms of the limited partnership agreement. Upon termination of the Partnership, the affairs of the Partnership will be wound up and all of its debts and liabilities will be discharged in the order of priority as provided by law.

         The winding up of the affairs of the Partnership will be conducted exclusively by the General Partner. The General Partner, in carrying out such winding up and distribution, will have full power and authority to sell all or any of the Partnership's assets or to distribute the same in kind to the Limited Partners. Any assets distributed in kind would be subject to all operating agreements or other agreements relating thereto which survive the termination of the Partnership. However, the Partnership has no cash assets and the board of directors of the General Partner has determined that the non-cash assets of the Partnership, consisting of rights under certain patents, know-how, data and information relating to Cereport and the Technology for exploitation in the U.S. and Canada, and any remaining Cereport drug product, have no commercial value and such rights will be abandoned prior to termination. There will be no amount of cash or property available for distribution to Limited Partners on termination and liquidation.

         Upon the consummation of the liquidation, the Partnership will file a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 17-203 of the Delaware Revised Uniform Limited Partnership Act. After the filing of the certificate of cancellation, the Partnership will no longer be authorized to undertake partnership actions other than those necessary for winding-up its affairs.

         Various laws for the protection of creditors may apply to the liquidation. These laws apply to activities such as liquidating distributions to Limited Partners and payment of liabilities to creditors of the Partnership. There will be no liquidating distributions to the Limited Partners and the Partnership has no liabilities, as historically Alkermes has paid all liabilities of the Partnership.

       PARTNERSHIP MANAGEMENT AND MARKET FOR AND OWNERSHIP OF THE LIMITED
                    PARTNERSHIP INTERESTS AND RELATED MATTERS

         Management of Partnership

                  Directors of the General Partner

         Richard F. Pops, age 41, has been a director of the General Partner since its inception in 1992. Mr. Pops has also been Chief Executive Officer and a director of Alkermes since February 1991. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., a biotechnology company, the Biotechnology Industry Organization (BIO), serving as Chairman of the Board, and the Massachusetts Biotechnology Council (MBC). He serves as Chair for the Harvard Medical School Advisory Council for Biological Chemistry & Molecular Pharmacology (BCMP) and is a member of the Harvard Medical School Board of Fellows. Prior to joining Alkermes in 1991, Mr. Pops was employed by PaineWebber Incorporated, most recently as Vice President of PaineWebber Development Corporation, a subsidiary of PaineWebber Incorporated providing product development financing for technology companies.

         James M. Frates, age 36, has been a director of the General Partner since June 1998. Mr. Frates has also been the Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of Alkermes since June 1998. From June 1996 to July 1998, he was employed by Robertson Stephens & Company, most recently as a Vice President. He received his M.B.A. from Harvard Business School.

         Stephen R. Dyer, age 43, has been a director of the General Partner since December 2002. Mr. Dyer is a Senior Vice President of UBS Financial Services Inc., having joined the firm in June 1988 as a Divisional Vice President. He received his B.S. in Accounting from Boston College and his M.B.A. from Indiana University. Mr. Dyer is a Certified Public Accountant.

         Clifford B. Wattley, age 53, has been a director of the General Partner since December 2002. Mr. Wattley is a Corporate Vice President of UBS Financial Services Inc., having joined the firm in 1986. From 1986 to 1992, Mr. Wattley participated in PaineWebber's Principal Transactions Group. Since 1992, Mr. Wattley has been a member of the Private Investment Department. He holds a B.S. degree in engineering from Columbia University and his M.B.A. from Harvard Business School.

                  Executive Officers of the General Partner

         Mr. Pops has been the President of the General Partner since its inception and the Chief Executive Officer of the General Partner since 1993 when the office of Chief Executive Officer was created.

         Mr. Frates has been the Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of the General Partner since June 1998.

                  Compensation

         The General Partner receives no compensation for performing its duties under the Partnership Agreement. It is only entitled to receive its pro rata share of Partnership distributions, distributions upon liquidation of the Partnership and reimbursement for its expenditures for the payment of properly incurred obligations of the Partnership. Furthermore, the officers and directors of the General Partner receive no compensation other than the right to receive reimbursement for appropriate expenses incurred while conducting the business of the General Partner. Because the Partnership has no cash assets and its non-cash assets will be abandoned upon termination, the General Partner and its officers and directors will not receive any distributions or reimbursement upon termination of the Partnership.

         Certain affiliates of UBS, including UBS Securities LLC, have in the past and may in the future provide investment banking and other services to Alkermes and have and may receive compensation for such services. In addition, in the ordinary course of business, UBS Securities LLC and its affiliates may trade securities of Alkermes for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

         Market Price and Distributions

         There is no trading market for the limited partnership interests, public or otherwise. Any transfer of a limited partnership interest is severely restricted by certain conditions outlined in the Partnership Agreement, and requires the consent of the General Partner which can be withheld in its sole discretion.

         As of October 2, 2003, there was one holder of a General Partnership Interest, one holder of a Class B Partnership Interest and 1,106 holders of Class A Partnership Interests.

         There have been no cash distributions to the partners to date and none are expected because the Partnership has no cash assets or viable products. The capital account of each partner was increased by such partner's cash contributions (net of selling commissions, investment banking fees, warrant valuation fees and financial advisory fees allocated to the Partner) to the Partnership, and increased or decreased by such partner's allocation of the net gain or loss of the Partnership ("Profits" and "Losses," respectively). All research expenditures of the Partnership have been capitalized and not treated as a current expense. Partnership profits and losses are allocated 99% to the Limited Partners (pro rata to their capital accounts) and 1% to the General Partner.

         Security ownership of certain beneficial owners and management

         Information regarding security ownership of all directors who own any class of the Partnership's securities and all persons known to the Partnership to be the beneficial owners of more than 5% of any class of the Partnership's securities as of October 2, 2003 is as follows:

                                 Name and Address of                                                       Percent of
    Title of Class                 Beneficial Owner                  Beneficial Ownership                     Class
    --------------                 ----------------                  --------------------                     -----
General Partner                Alkermes Development                  One General Partner                     100.0%
Interest                       Corporation II                        Interest
                               88 Sidney Street
                               Cambridge, MA  02139

Class A Limited                PaineWebber R&D Partners              133 Class A Limited                      14.5%
Partnership Interests          III, L.P.                             Partnership Interests
                               1285 Avenue of the
                               Americas
                               New York, NY  10019

                               Alkermes, Inc.                        74 Class A Limited                        8.0%
                               88 Sidney Street                      Partnership Interests
                               Cambridge, MA  02139

Class B Limited                PaineWebber Development               One Class B Limited                     100.0%
Partnership Interest           Corporation                           Partnership Interest
                               1285 Avenue of the Americas
                               New York, NY  10019

         Exclusive management and control of the Partnership's business is vested in the General Partner. As of October 2, 2003 none of the directors or officers of the General Partner have any security ownership in the Partnership.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                Year Ended December 31,
                                      -----------------------------------------------------------------------------
                                         2002           2001              2000           1999              1998
                                         ----           ----              ----           ----              ----
Statement of Operations
 Data (1):

Total Revenues                        $        -     $         -      $          -    $         -      $          -
Total Expenses                            40,693          23,953            37,870         44,112            29,348
                                      ----------     -----------      ------------    -----------      ------------
Net Loss                              $  (40,693)    $   (23,953)     $    (37,870)   $   (44,112)     $    (29,348)
                                      ==========     ===========      ============    ===========      ============

Net Loss Per Class A
and B Unit                            $       (-)    $        (-)     $         (-)   $        (-)     $         (-)
                                      ==========     ===========      ============    ===========      ============

Average Class A and B Units
Outstanding                                  921             921               921            921               921
                                      ==========     ===========      ============    ===========      ============

                                                                       December 31,
                                      -----------------------------------------------------------------------------
                                         2002           2001              2000           1999              1998
                                         ----           ----              ----           ----              ----
Balance Sheets Data:
Total Assets                              $ -            $ -               $ -            $ -               $ -
Long-term Obligations                       -              -                 -              -                 -

                                                Three Months Ended                      Six Months Ended
                                                     June 30,                                June 30,
                                           --------------------------            ----------------------------
                                              2003             2002                   2003             2002
                                              ----             ----                   ----             ----
Statement of Operations
 Data (1):
Total Revenues                             $        -        $      -            $           -       $      -
Total Expenses                                 36,750           2,947                   57,966          7,740
                                           ----------        --------            -------------      ---------
Net Loss                                   $  (36,750)       $ (2,947)           $     (57,966)      $ (7,740)
                                           ==========        ========            =============       ========

Net Loss Per Class A
and B Unit                                 $       (-)       $     (-)           $          (-)      $     (-)
                                           ==========        ========            =============       ========

Average Class A and B Units
Outstanding                                       921             921                      921            921
                                           ==========        ========            =============       ========

                                            June 30,        December 31,
                                              2003              2002
                                           ----------       ------------
Balance Sheets Data:
Total Assets                                 $   -             $   -
Long-term Obligations                            -                 -

(1) The Partnership did not make any cash distributions to its partners during any of the periods presented.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

INTRODUCTION

         The Partnership was formed on February 7, 1992, and is managed by its general partner, Alkermes Development Corporation II (the "General Partner"), a wholly owned subsidiary of Alkermes, Inc. The Partnership was organized to fund the further development and clinical testing of a family of molecules, designated by Alkermes as RMPs, for human pharmaceutical use in the U.S. and Canada.

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

         Any statements set forth below or otherwise made in writing or orally by the Partnership or the General Partner with regard to its expectations as to financial results and other aspects of its business may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as "may," "will," "expects," "anticipates," "believes," "estimates," "continues" or similar words. Although the General Partner believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results of the Partnership's development activities and its results of operations will not differ materially from its expectations. Factors which could cause actual results to differ from expectations depend on the direction taken by the Partnership at the direction of the General Partner. The General Partner must examine and act upon its options given Alkermes' decision that it will not commit additional funds to the development of Cereport. Risk factors related to the options available include, among others:

         (i) the General Partner and the Partnership have no resources to pay any expenses of the General Partner or the Partnership and without financial support from Alkermes or a new collaborator there is substantial doubt about the Partnership's ability to continue as a going concern.

         (ii) a new collaborator, licensor or buyer of the Technology may be difficult to find, due to the mutual termination of the agreement between ALZA Corporation and Alkermes, the difficulties encountered in developing Cereport, the failure of similar efforts by Alkermes in 2003 and the general economic conditions at this time;

         (iii) even if a third party were interested in acting as a new collaborator, the economic and other terms may not be commercially acceptable;

         (iv) even if a buyer of the Technology licensed to the Partnership were to be found, the purchase price paid may be sufficiently low that after reimbursement of expenses of the Partnership paid by the General Partner and Alkermes and payment of expenses of the transaction, there may be little or no remaining funds to distribute to the partners;

         (v) any license or sale of the Technology requires the approval of the General Partner and 66-2/3% of the Limited Partners, which approval may be difficult to obtain;

         (vi) in the event that no collaborator or buyer is found for the Technology, or no agreement can be reached on commercial terms, a termination of the Partnership requires approval of 66-2/3% of the partners, which approval may be difficult to obtain; and

         (vii) whether or not the Partnership terminates and in what manner it terminates may have tax implications for the Limited Partners. Limited Partners should consult their own tax advisors regarding any tax implications.

If the General Partner were to find a new collaborator, there would be significant risks related to the further development of Cereport, including, among others:

         (i) clinical trials for Cereport may not proceed as planned, the trials may require more time to enroll patients and cost more than anticipated, and even if they are completed Cereport could prove to be ineffective or unsafe;

         (ii) the collaborator could reduce or discontinue funding of Cereport;

         (iii) the Partnership and the collaborator could not be permitted by regulatory authorities to undertake additional clinical trials for Cereport or clinical trials could be delayed or regulatory authorities could require additional clinical trials before approving Cereport;

         (iv) the collaborator could incur difficulties or set-backs in obtaining the substantial additional funding required to continue research and development programs and clinical trials;

         (v) even if Cereport appears promising at an early stage of development, it could fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical, fail to achieve market acceptance, be precluded from commercialization by proprietary rights of third parties or experience substantial competition in the marketplace; and

         (vi) technological change in the biotechnology or pharmaceutical industries and the approval of other drugs or therapies to treat brain tumors could render Cereport obsolete or noncompetitive.

RESULTS OF OPERATIONS

         Years ended December 31, 2002 and 2001

                  Revenue

         The Partnership had no revenue for the years ended December 31, 2002 and 2001. The Partnership anticipates that it will have no revenues in the foreseeable future.

                  Expenses

         The Partnership had no research and development expenses for the years ended December 31, 2002 and 2001. There were no research and development expenses because of the completion of the development funding to Alkermes pursuant to the product development agreement between Alkermes and the Partnership (the "Product Development Agreement").

         General and administrative expenses for the year ended December 31, 2002 were $40,693 as compared to $23,953 for the year ended December 31, 2001. The increase was mainly a result of increased professional service fees. The General Partner is obligated to perform general and administrative services for the Partnership. Historically, Alkermes has performed these general and administrative services for the Partnership on the General Partner's behalf at Alkermes' expense. There can be no assurance that Alkermes will continue to perform these services.

         Years ended December 31, 2001 and 2000

                  Revenue

         The Partnership had no revenue for the years ended December 31, 2001 and 2000. The Partnership anticipates that it will have no revenues in the foreseeable future.

                  Expenses

         The Partnership had no research and development expenses for the years ended December 31, 2001 and 2000. There were no research and development expenses because of the completion of the development funding to Alkermes pursuant to the Product Development Agreement.

         General and administrative expenses for the year ended December 31, 2001 were $23,953 as compared to $37,870 for the year ended December 31, 2000. The decrease was mainly a result of decreased professional service fees. The General Partner is obligated to perform general and administrative services for the Partnership. Historically, Alkermes has performed these general and administrative services for the Partnership on the General Partner's behalf at Alkermes' expense. There can be no assurance that Alkermes will continue to perform these services.

QUARTERLY FINANCIAL INFORMATION

         The following table sets forth certain unaudited quarterly data of the Partnership for each of the quarters during calendar years 2002 and 2001. This information has been prepared on the same basis as the annual financial statements and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the selected quarterly information when read in conjunction with the annual financial statements and the notes thereto included elsewhere in this document. The quarterly operating results of the Partnership's operations are not necessarily indicative of the results of the Partnership's operations for any other interim period or for a full year.

                                                                                Quarters Ended
                                                          ----------------------------------------------------------
                                                           March 31,      June 30,     September 30,    December 31,
                                                             2002           2002            2002            2002
                                                          ----------------------------------------------------------
Revenue:                                                  $        -     $        -      $        -      $        -
                                                          ----------     ----------      ----------      ----------

Expenses:
 General and administrative                                    4,793          2,947           4,130          28,823
                                                          ----------     ----------      ----------      ----------
                                                               4,793          2,947           4,130          28,823
                                                          ----------     ----------      ----------      ----------

Net Loss                                                  $   (4,793)    $   (2,947)     $   (4,130)     $  (28,823)
                                                          ==========     ==========      ==========      ==========

Net Loss Per Class A and B Unit                           $        -     $        -      $        -      $        -
                                                          ==========     ==========      ==========      ==========

Average Class A and B Units Outstanding                          921            921             921             921
                                                          ==========     ==========      ==========      ==========

                                                                              Quarters Ended
                                                          ----------------------------------------------------------
                                                           March 31,      June 30,     September 30,    December 31,
                                                             2001           2001            2001            2001
                                                          ----------------------------------------------------------
Revenue:                                                  $        -     $        -      $        -      $        -
                                                          ----------     ----------      ----------      ----------

Expenses:
 General and administrative                                    2,043          1,916           4,887          15,107
                                                          ----------     ----------      ----------      ----------
                                                               2,043          1,916           4,887          15,107
                                                          ----------     ----------      ----------      ----------

Net Loss                                                  $   (2,043)    $   (1,916)     $   (4,887)     $  (15,107)
                                                          ==========     ==========      ==========      ==========

Net Loss Per Class A and B Unit                           $        -     $        -      $        -      $        -
                                                          ==========     ==========      ==========      ==========

Average Class A and B Units Outstanding                          921            921             921             921
                                                          ==========     ==========      ==========      ==========

         Quarters ended June 30, 2003 and 2002

                  Revenue

         The Partnership had no revenue for the three and six months ended June 30, 2003 and 2002. The Partnership anticipates that it will have no revenue in the foreseeable future.

                  Expenses

         The Partnership had no research and development expenses for the three and six months ended June 30, 2003 and 2002. There were no research and development expenses because of the completion of the development funding to Alkermes pursuant to the Product Development Agreement.

         General and administrative expenses for the three and six months ended June 30, 2003 were $36,750 and $57,966 as compared to $2,947 and $7,740 for the three and six months ended June 30, 2002. The increase for the three and six months ended June 30, 2003 as compared to June 30, 2002 was mainly a result of increased professional service fees as the General Partner considers its options given Alkermes' decision that it will not commit additional funds to the development of Cereport. Historically, Alkermes has performed these general and administrative services for the Partnership on the General Partner's behalf at Alkermes' expense. There can be no assurance that Alkermes will continue to perform these services.

LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 2003, the Partnership had no remaining assets or liabilities.

         The Partnership's primary source of funding and capital resources was the annual capital contributions by the Limited Partners and the General Partner. The Limited Partners' capital contributions were remitted to the Partnership in four annual installments, the fourth and final payment of which was due on April 15, 1995. No additional capital contributions from any of the Partners are required.

         The Partnership funded research and development expenses for Cereport from capital contributions received from Partners. Such development was conducted for the Partnership by Alkermes pursuant to the Product Development Agreement. The research and development funding to Alkermes ended during the quarter ended June 30, 1996 when such capital contributions were substantially depleted. Because the funding was not sufficient for Alkermes to complete clinical trials and seek regulatory approval of Cereport, Alkermes had been using its own resources until its recent decision not to commit any additional funds to the development of Cereport. In late 1997, Alkermes entered into an agreement with ALZA Corporation related to the development and commercialization of Cereport that was mutually terminated in December 2002.

         The Partnership used its remaining cash and cash equivalents during the quarter ended September 30, 1997 to pay for administrative services for the Partnership. The General Partner is obligated to perform certain administrative services for the Partnership, such as preparing financial statements, tax returns and reports to the Limited Partners. Historically, Alkermes has performed such services on behalf of the General Partner at its expense. There can be no assurance that Alkermes will continue to perform these services. The activities performed by Alkermes and the General Partner constitute all of the activities undertaken by or on behalf of the Partnership.

         After June 30, 2003, the Partnership is expected to have no future liquidity or capital resources requirements other than those funded by Alkermes, if any.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC by the Partnership pursuant to the Exchange Act is incorporated by reference in this proxy statement.

         All documents and reports filed by the Partnership pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

         This proxy statement incorporates documents by reference which are not presented herein or delivered herewith. Alkermes Clinical Partners, L.P. is a reporting company and files annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy the documents incorporated by reference, any other reports and other information at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. These Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's web site at "http://www.sec.gov".

         Upon written or oral request, the General Partner will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are filed with the Securities and Exchange Commission (other than exhibits to such documents). Written or oral requests for copies should be directed to Rebecca Peterson, Director of Corporate Communications of Alkermes, 88 Sidney Street, Cambridge, Massachusetts 02139 or (617) 494-0171.

                                 OTHER BUSINESS

         The General Partner does not intend to bring before the special meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented at the special meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the person(s) named in the enclosed proxy to vote such proxy in accordance with his/their best judgment.

         YOUR VOTE IS VERY IMPORTANT. Please sign and return promptly the enclosed proxy in the envelope provided. The signing of a proxy will not prevent your attending the special meeting and voting in person.

                                            ALKERMES DEVELOPMENT CORPORATION, II

                                            By: /s/ Richard F. Pops
                                                Richard F. Pops
                                                Chief Executive Officer

October 7, 2003

                                                                         ANNEX A

                        ALKERMES CLINICAL PARTNERS, L.P.

                             (A LIMITED PARTNERSHIP)

          Financial Statements as of December 31, 2002 and 2001 and for

                      Each of the Three Years in the Period

            Ended December 31, 2002 and Independent Auditors' Report

                                       and

                  Financial Statements as of June 30, 2003 and

                            December 31, 2002 and for

                     Each of the Three and Six Months Ended

                             June 30, 2003 and 2002

INDEPENDENT AUDITORS' REPORT

         To the Partners of
           Alkermes Clinical Partners, L.P.
         Cambridge, Massachusetts

         We have audited the accompanying balance sheets of Alkermes Clinical Partners, L.P. (a Limited Partnership) as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 6 to the financial statements, the Partnership completed its development funding to Alkermes, Inc. (an affiliate) and none of the partners are obligated to make any further capital contributions to the Partnership. As a result, the Partnership has no assets with which to fund operations and has been reliant on funding received from the General Partner, who in turn has been reliant on voluntary contributions from Alkermes, Inc. In addition, as discussed in Note 3, Alkermes, Inc. has indicated that it will not commit additional funds to the development of the Partnership's products; as a result, the General Partner has begun discussions regarding strategic alternatives for the Partnership. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. Management's plans concerning these matters are also described in Notes 3 and 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 21, 2003

ALKERMES CLINICAL PARTNERS, L.P.
(A LIMITED PARTNERSHIP)

BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

                                                            2002             2001
ASSETS

TOTAL ASSETS                                                $   -            $   -
                                                            =====            =====
LIABILITIES AND PARTNERS' CAPITAL

TOTAL LIABILITIES AND PARTNERS' CAPITAL                     $   -            $   -
                                                            =====            =====

See notes to financial statements.

ALKERMES CLINICAL PARTNERS, L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                2002              2001             2000
REVENUE:
                                                            $           -    $           -    $           -
                                                            -------------    -------------    -------------
EXPENSES:
   General and administrative                                      40,693           23,953           37,870
                                                            -------------    -------------    -------------
                                                                   40,693           23,953           37,870
                                                            -------------    -------------    -------------

NET LOSS                                                    $     (40,693)   $     (23,953)   $     (37,870)
                                                            =============    =============    =============
NET LOSS PER CLASS A AND B UNIT
                                                            $           -    $           -    $           -
                                                            =============    =============    =============

AVERAGE CLASS A AND B UNITS OUTSTANDING                               921              921              921
                                                            =============    =============    =============

See notes to financial statements.

ALKERMES CLINICAL PARTNERS, L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                      GENERAL
                                                      PARTNER             TOTAL

BALANCE, JANUARY 1, 2000                          $             -   $             -

     General Partner's capital contributions               37,870            37,870

     Net loss for year                                    (37,870)          (37,870)
                                                  ---------------   ---------------

BALANCE, DECEMBER 31, 2000                                      -                 -

     General Partner's capital contributions               23,953            23,953

     Net loss for year                                    (23,953)          (23,953)
                                                  ---------------   ---------------

BALANCE, DECEMBER 31, 2001                                      -                 -

     General Partner's capital contributions               40,693            40,693

     Net loss for year                                    (40,693)          (40,693)
                                                  ---------------   ---------------

BALANCE, DECEMBER 31, 2002                        $             -   $             -
                                                  ===============   ===============

See notes to financial statements.

ALKERMES CLINICAL PARTNERS, L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                          2002            2001        2000
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                          $ (40,693)       $(23,953)   $(37,870)
                                                                       ---------        --------    --------

                Net cash used by operating activities                    (40,693)        (23,953)    (37,870)
                                                                       ---------        --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     General Partner's capital contributions                              40,693          23,953      37,870
                                                                       ---------        --------    --------

                Net cash provided by financing activities                 40,693          23,953      37,870
                                                                       ---------        --------    --------

NET CHANGE IN CASH                                                             -               -           -

CASH, BEGINNING OF YEAR                                                        -               -           -
                                                                       ---------        --------    --------

CASH, END OF YEAR                                                      $       -        $      -    $      -
                                                                       =========        ========    ========

See notes to financial statements.

ALKERMES CLINICAL PARTNERS, L.P.
(A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

1.  ORGANIZATION AND BUSINESS OPERATIONS

Alkermes Clinical Partners, L.P. (the "Partnership") was formed on February 7, 1992 and is managed by its general partner, Alkermes Development Corporation II (the "General Partner"), a wholly owned subsidiary of Alkermes, Inc. ("Alkermes"). The Partnership was organized to fund the further development and clinical testing of a family of molecules, designated by Alkermes as Receptor-Mediated Permeabilizers ("RMPs"), for human pharmaceutical use in the United States and Canada.

On April 10, 1992, the Partnership and Alkermes sold in a private placement (i) 920 Class A units, each unit (a "Class A Unit") consisting of one Class A Limited Partnership interest in the Partnership and warrants to purchase shares of Alkermes common stock, and (ii) one Class B unit (the "Class B Unit") consisting of one Class B Limited Partnership interest (the "Class B Interest") in the Partnership and warrants to purchase shares of Alkermes common stock. The purchase price was $50,000 for each Class A Unit, $10,718 of which was paid at the time of subscription, and the balance of which was evidenced by an investor note (each, an "Investor Note" and collectively, the "Investor Notes"), $12,372 of which was paid during 1993, $14,166 of which was paid during 1994 and the remainder of which was paid in April 1995. The purchase price for the Class B Unit was $100,000, $21,000 of which was paid at the time of subscription, and the balance of which was evidenced by a promissory note, $24,744 of which was paid during 1993, $28,332 of which was paid during 1994 and the remainder of which was paid in April 1995. All warrants issued in the private placement have been exercised or expired.

The net proceeds from the sale of the units were used primarily to fund the further development and clinical testing of RMPs (the "Research Program"), which development and testing has been conducted for the Partnership by Alkermes pursuant to a product development agreement by and between Alkermes and the Partnership (the "Product Development Agreement") (see Note 3). Cereport(R), formerly known as RMP-7(TM), is a product candidate designed to facilitate drug delivery to the central nervous system and is the Partnership's principal product candidate.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The Partnership prepares its financial statements on the accrual basis of accounting.

USE OF ESTIMATES - The preparation of the Partnership's financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates.

NET LOSS PER CLASS A AND B LIMITED PARTNERSHIP INTEREST - Net loss per Class A and B Limited Partnership interest is calculated with the net loss attributable only to the limited partners of the Partnership (each, a "Limited Partner" and collectively, the "Limited Partners") and excludes the loss attributable to the General Partner. There were no losses attributable to the Limited Partners for the years ended December 31, 2002, 2001 and 2000.

INCOME TAXES - Federal and state income taxes are the responsibility of the General Partner and each of the Limited Partners of the Partnership. Accordingly, no provision for income taxes has been recorded.

COMPREHENSIVE INCOME - There are no elements of other comprehensive income in the financial statements.

3.  PRODUCT DEVELOPMENT AGREEMENT

In March 1992, the Partnership entered into the Product Development Agreement with Alkermes, pursuant to which Alkermes licensed to the Partnership certain technologies of Alkermes relating to RMPs. The Partnership paid Alkermes a nonrefundable fee of $1,750,000 under the Product Development Agreement for prior research and costs incurred by Alkermes relating to RMPs and recorded such fee as research and development expense in the period ended December 31, 1992.

The Partnership granted to Alkermes an exclusive interim license to manufacture and market RMPs for human pharmaceutical use in the United States and Canada (the "Interim License"). Pursuant to this Interim License, upon the first marketing approval of an RMP product by the United States Food and Drug Administration, the Partnership is to receive a payment from Alkermes equal to 20% of the aggregate capital contributions of all partners (the "Milestone Payment"). Additionally, the Partnership is to receive royalty payments from Alkermes equal to 12% of United States and Canadian revenues and 10% of European revenues, in certain circumstances, from any sales of RMPs by Alkermes.

The Interim License and Alkermes' obligation to develop an RMP product will terminate if the Research Program or Marketing Program terminate, which will occur if at least 75% of the directors of the General Partner determine that the Research Program is infeasible or uneconomic and should be discontinued or 75% of the directors of the General Partner determine to discontinue the Marketing Program or if Alkermes decides not to contribute the additional funds to the Partnership which are determined by the General Partner to be required when all Partnership funds have been expended and no FDA marketing approval has been received for the sale of any RMP product. The directors of the General Partner intend to convene a meeting in the near future to discuss the feasibility of the Research Program and the Marketing Program. However, Alkermes has determined that the development of Cereport is not economically feasible and, therefore, it will not commit additional funds to its development. This decision will cause a termination of the Research Program, the Purchase Option and, in turn, the Marketing Program.

The General Partner is in the process of examining the various options available to the Partnership given these events, which include attempting to find a new collaborator to develop the technology licensed to the Partnership, selling such technology or terminating the Partnership. The General Partner may not be able to find a collaborator or a buyer. License or sale of the technology or a termination of the Partnership (absent a license or sale of the technology), would require approval of 66 2/3% of the partners.

The Partnership has rights under five issued patents: U.S. Patent No. 5,112,596 in May 1992, U.S. Patent No. 5,268,164 in December 1993, U.S. Patent No. 5,506,206 in April 1996, U.S. Patent No. 5,585,355 in December 1996 and U.S. Patent No. 5,686,416 in November 1997.

4.  PARTNERSHIP PURCHASE OPTION

In consideration for the warrants to purchase Alkermes common stock, each Limited Partner has granted to Alkermes an option to purchase (the "Purchase Option"), under certain circumstances, the Limited Partnership interest in the Partnership held by such Limited Partner. Upon the exercise of the Purchase Option, each owner of a Class A Limited Partnership interest (a "Class A Limited Partner") will be entitled to receive an initial payment of, at the option of Alkermes, $40,000 in cash or approximately $42,100 in Alkermes' common stock, as well as certain additional payments (which are subject to certain limitations) based on Alkermes' net revenues from sales of RMPs in the United States, Canada and Europe (the "royalty stream") as follows:

         - 12% of net revenues to Alkermes on sales of RMPs in the United States and Canada and 10% of net revenues to Alkermes on sales of RMPs in Europe, until each Class A Limited Partner has received an aggregate of $400,000 per interest from the initial payment and the royalty stream; and thereafter,

         - 9% of net revenues to Alkermes on sales of RMPs in the United States, Canada and Europe, until each Class A Limited Partner has received an aggregate of $500,000 per interest from the initial payment and the royalty stream; and thereafter,

         - 4% of net revenues to Alkermes on sales of RMPs in the United States, Canada and Europe.

If Alkermes exercises the Purchase Option, the holder of the Class B Interest (the "Class B Limited Partner") will receive, in addition to an advance payment of $80,000, payable in cash or stock in the same manner as described above for the Class A Limited Partners, quarterly payments equal to (i) prior to the date on which the Class B Threshold (as described below) occurs, the Class B Limited Partner's pro rata portion (based upon the ratio that the Class B Limited Partner's capital contribution bears to the aggregate capital contributions of all Limited Partners) of the royalties described in the previous paragraph, and
(ii) beginning on the date on which the Class B Threshold occurs, the Class A Limited Partners will receive only 95% of the above royalties. The Class B Threshold will occur on the first day of the calendar quarter that follows the calendar quarter in which each Class A Limited Partner will have received distributions in an aggregate amount equal to its capital contribution.

Royalties on sales of RMPs in Europe will be payable only in certain circumstances. The royalties described above will terminate on the last day of the calendar quarter eleven years after Alkermes exercises the Purchase Option.

Alkermes may exercise the Purchase Option upon the earlier of: (i) the date that is the later of the last day of the first month in which the Partnership shall have received payments under the Interim License (excluding the Milestone Payment) equal to 15% of the Limited Partners' capital contributions or the expiration of 24 months after the first commercial sale of an RMP product under the Interim License and (ii) the expiration of 48 months after the first commercial sale of an RMP product under the Interim License.

The Purchase Option will terminate upon the occurrence of any of the following termination events: (i) the bankruptcy of Alkermes or the Partnership, (ii) the cessation of operations by Alkermes, (iii) the seizure or attachment of all or a substantial part of Alkermes' assets, (iv) the termination of the Research Program or the Marketing Program, (v) Alkermes' notice to the Partnership and the Limited Partners that it does not intend to exercise the Purchase Option or
(vi) the expiration unexercised of the Purchase Option. As described in Note 3, the Research Program has not yet terminated but Alkermes has indicated its decision not to commit additional funds to the development of Cereport and therefore its intention to cause a termination of the Research Program and the Purchase Option.

5.  PARTNERS' CAPITAL

The Partnership allocates its profits or losses for each fiscal year 1% to the General Partner and 99% to the Limited Partners. The Partnership then allocates the profits and losses allocated to the Limited Partners pro rata in accordance with the Limited Partners' capital contributions, as adjusted for certain allocations and returns to each Limited Partner. The capital contributions made by each Class A Limited Partner and the Class B Limited Partner are discussed in
Note 1. Losses in excess of the Limited Partners' capital contributions are allocated to the General Partner. If and when the Class B Threshold occurs (see
Note 4), the Partnership will allocate to the Class B Limited Partner 5% of profits and losses allocated to the Limited Partners and will allocate to the Class A Limited Partners 95% of profits and losses allocated to the Limited Partners. Such allocation to the Class A Limited Partners will be made pro rata based on such Limited Partners' capital contributions, as adjusted for certain allocations and returns to such Limited Partners.

6.  COMPLETION OF SCHEDULED FUNDING

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the years ended December 31, 2002, 2001 and 2000, the Partnership incurred no research and development expenses related to the RMP program, notwithstanding the continued development of the RMP product candidate. The Partnership was providing funding to Alkermes for research and development expenses for Cereport from capital contributions received from Partners. Funding to Alkermes ended during the quarter ended June 30, 1996 when such capital contributions were substantially depleted. None of the Partners of the Partnership is obligated to make any further capital contributions. Since the funding was not sufficient for Alkermes to complete clinical trials and seek regulatory approval of Cereport, Alkermes has used its own resources to develop Cereport. However, as discussed in Note 3, Alkermes has decided not to commit additional funds to the development of Cereport.

The General Partner is obligated to perform certain administrative services for the Partnership, such as preparing financial statements, tax returns and reports to Partners. During 2002, 2001 and 2000, Alkermes performed such services for the Partnership on behalf of the General Partner. There can be no assurance that Alkermes will continue to perform these services. The services performed by Alkermes and the General Partner constitute all of the activities undertaken by or on behalf of the Partnership.

The financial statements do not include any adjustments relating to the amounts and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern. The Partnership's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations.

         After December 31, 2002, the Partnership is expected to have no future liquidity or capital resource requirements other than those funded by Alkermes, if any.

                        ALKERMES CLINICAL PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                                  (Unaudited)

                                                     June 30,             December 31,
                                                       2003                   2002
                                                 --------------         ---------------
ASSETS

Total Assets                                     $           --         $            --
                                                 ==============         ===============

LIABILITIES AND PARTNERS' CAPITAL

Total Liabilities and Partners' Capital          $           --         $            --
                                                 ==============         ===============

                        ALKERMES CLINICAL PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                  Three Months          Three Months          Six Months          Six Months
                                                      Ended                 Ended               Ended                Ended
                                                  June 30, 2003         June 30, 2002        June 30, 2003       June 30, 2002
                                                 --------------         ---------------      -------------      --------------
Revenue:                                         $           --         $            --      $          --      $           --
                                                 --------------         ---------------      -------------      --------------
Expenses:
     General and administrative                          36,750                   2,947             57,966               7,740
                                                 --------------         ---------------      -------------      --------------
                                                         36,750                   2,947             57,966               7,740
                                                 --------------         ---------------      -------------      --------------
Net loss                                                (36,750)                 (2,947)           (57,966)             (7,740)
                                                 ==============         ===============      =============      ==============

Net Loss Per Class A and B Unit                  $           --         $            --      $          --      $           --
                                                 ==============         ===============      =============      ==============

Average Class A and B Units Outstanding                     921                     921                921                 921
                                                 ==============         ===============      =============      ==============

See notes to financial statements

                        ALKERMES CLINICAL PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                              Six Months     Six Months
                                                                 Ended         Ended
                                                                June 30,      June 30,
                                                                  2003          2002
                                                               ------------------------
Cash flows from operating activities:
  Net loss                                                     $ (57,966)     $  (7,740)
                                                               ---------      ---------
                 Net cash used by operating activities           (57,966)        (7,740)
                                                               ---------      ---------

Cash flows from financing activities:
  General Partner's capital contributions                         57,966          7,740
                                                               ---------      ---------
                 Net cash provided by financing activities        57,966          7,740
                                                               ---------      ---------

Net decrease in cash                                                  --             --

Cash, beginning of period                                             --             --

                                                               ---------      ---------
Cash, end of period                                            $      --       $     --
                                                               =========      =========

See notes to financial statements.

                        ALKERMES CLINICAL PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The financial statements for Alkermes Clinical Partners, L.P. (the "Partnership") for the three and six month periods ended June 30, 2003 and 2002, are unaudited and include all adjustments which, in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, which includes financial statements and notes thereto for the years ended December 31, 2002, 2001 and 2000.

The results of the Partnership's operations for any interim period are not necessarily indicative of the results of the Partnership's operations for any other interim period or for a full year.

2.  NET LOSS PER CLASS A AND B LIMITED PARTNERSHIP INTEREST

Net loss per Class A and B limited partnership interest is calculated with the net loss attributable only to the limited partners of the Partnership (each, a "Limited Partner" and collectively, the "Limited Partners") and excludes the loss attributable to Alkermes Development Corporation II (the "General Partner"). There were no losses attributable to the Limited Partners for the three and six months ended June 30, 2003 and 2002.

3.  COMPLETION OF SCHEDULED FUNDING

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the three and six months ended June 30, 2003 and 2002, the Partnership incurred no research and development expenses related to the RMP(TM) program. The Partnership was providing funding to Alkermes, Inc. ("Alkermes") for research and development expenses for Cereport(R) from capital contributions received from Partners. Funding to Alkermes ended during the quarter ended June 30, 1996 when such capital contributions were substantially depleted. None of the Partners of the Partnership is obligated to make any further capital contributions. Since the funding was not sufficient for Alkermes to complete clinical trials and seek regulatory approval of Cereport, Alkermes had been using its own resources to develop Cereport. However, as discussed in Note 3 to the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2002, Alkermes has decided not to commit additional funds to the development of Cereport.

The General Partner is obligated to perform certain administrative services for the Partnership, such as preparing financial statements, tax returns and reports to Partners. During the three and six months ended June 30, 2003, Alkermes performed such services for the Partnership on behalf of the General Partner. There can be no assurance that Alkermes will continue to perform these services. The services performed by Alkermes and the General Partner constitute all of the activities undertaken by or on behalf of the Partnership.

The financial statements do not include any adjustments relating to the amounts and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern. The Partnership's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations.

After June 30, 2003, the Partnership is expected to continue to have no future liquidity or capital resources requirements other than those funded by Alkermes, if any.

PROXY                                                                      PROXY

                        ALKERMES CLINICAL PARTNERS, L.P.
                       SPECIAL MEETING OF LIMITED PARTNERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                       ALKERMES CLINICAL PARTNERS, L.P. BY
                      ALKERMES DEVELOPMENT CORPORATION, II
                               THE GENERAL PARTNER

         The undersigned hereby appoints James M. Frates and Kathryn Biberstein or their designee with full power of substitution, the attorneys and the proxies of the undersigned, to represent and to vote, as designated below, all units of limited partnership interest ("Limited Partnership Interest") of Alkermes Clinical Partners, L.P., a Delaware limited partnership (the "Partnership"), that the undersigned is entitled to vote if personally present at the Special Meeting of Limited Partners of the Partnership to be held on November 18, 2003 at 10:00 am, local time, at the offices of Alkermes, Inc., 88 Sidney Street, Cambridge, Massachusetts, 02139 and at any adjournment(s) or postponement(s) thereof. This proxy revokes all prior proxies given by the undersigned. `

         The proposals to authorize are:

         1.       Approval of the termination of the Partnership.

                  [ ] For             [ ] Against                 [ ] Abstain

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. THE GENERAL PARTNER RECOMMENDS A VOTE FOR PROPOSALS 1 & 2. IF NO DIRECTION IS MADE ON THIS CARD, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 & 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROPERLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Altman Group, 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR AGENT ROBIN STANLEY AT (617) 583-6620. Facsimile copies of the front and reverse sides of this Proxy, properly completed and duly executed, will be accepted at (201) 460-0050.

                                                     Dated:

                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Signature (if held jointly)

                                                     ___________________________
                                                     Title

Please sign exactly as name appears hereon. When Limited Partnership Interests are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       SPECIAL MEETING - NOVEMBER 18, 2003

                        YOUR VOTE IS EXTREMELY IMPORTANT

         Regardless of the number of Limited Partnership Interests of Alkermes Clinical Partners, L.P. you own, please vote by taking these simple steps:

         1. Please SIGN, MARK, DATE, and MAIL the enclosed proxy card in the enclosed, postage-paid envelope (or by facsimile) as soon as possible before the special meeting on November 18, 2003.

         2. You may also transmit your proxy to The Altman Group by facsimile to (201) 460-0050 When voting your proxy by facsimile, both sides of the proxy card must be transmitted.

         3. If you wish to vote "FOR" the Termination, you must submit the enclosed proxy card.

         4. Failure to return a proxy card and abstention from voting are the equivalent of a vote "AGAINST" the Termination.

         5. If you have any questions or require any additional information concerning this Proxy Statement please contact:

                         ROBIN STANLEY AT (617) 583-6620

PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY.